                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      Freeport-McMoRan Copper & Gold Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------

    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

          [Logo of Freeport-McMoRan Copper & Gold Inc. appears here]

                              ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 30, 1996

                              ------------------

                                                                  March 21, 1996

  The Annual Meeting of Stockholders of Freeport-McMoRan Copper & Gold Inc. will be held at the office of the corporation, 1615 Poydras Street, New Orleans, Louisiana, on Tuesday, April 30, 1996, at 9:00 a.m., for the following purposes:

    (1) To elect eight of the nineteen directors to hold office for various terms ranging from one to three years and until their respective successors are elected and qualified;

    (2) To ratify the appointment of Arthur Andersen LLP as the independent auditors to audit the financial statements of the corporation and its subsidiaries for the year 1996;

    (3) To act upon a proposal to amend the corporation's Annual Incentive
  Plan;

    (4) To act upon a proposal to amend the corporation's 1995 Long-Term Performance Incentive Plan; and

    (5) To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 8, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

  Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                               By Order of the Board of
                                                Directors.

                                               Michael C. Kilanowski, Jr.
                                               Secretary

                      FREEPORT-MCMORAN COPPER & GOLD INC.
                              1615 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70112

  The Annual Report to Stockholders for the year 1995, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 21, 1996.

                                PROXY STATEMENT

  This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Freeport-McMoRan Copper & Gold Inc. (the "Company") for use at its Annual Meeting of Stockholders to be held on April 30, 1996, and at any adjournments thereof (the "Meeting").

VOTING PROCEDURES

  Stockholders of record at the close of business on March 8, 1996 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date there were outstanding 77,180,781 shares of the Company's Class A Common Stock ("Class A Common Shares"), 118,246,493 shares of the Company's Class B Common Stock ("Class B Common Shares" and together with the Class A Common Shares, the "Common Shares"), 8,955,700 depositary shares, each representing 0.05 shares of the Company's 7% Convertible Exchangeable Preferred Stock (the "7% Preferred Shares"), 13,999,800 depositary shares, each representing 0.05 shares of the Company's Step-Up Convertible Preferred Stock (the "Step-Up Preferred Shares"), 6,000,000 depositary shares, each representing 0.05 shares of the Company's Gold-Denominated Preferred Stock (the "Gold Preferred Shares"), 4,305,580 depositary shares, each representing 0.05 shares of Gold-Denominated Preferred Stock, Series II (the "Gold-II Preferred Shares"), and 4,760,000 depositary shares, each representing 0.025 shares of the Company's Silver-Denominated Preferred Stock (the "Silver Preferred Shares," collectively with the 7% Preferred Shares, the Step-Up Preferred Shares, the Gold Preferred Shares and the Gold-II Preferred Shares, the "Preferred Shares"). The Common Shares and the Preferred Shares are referred to herein collectively as the "Company Shares."

  The Company's By-Laws (the "By-Laws") provide that the holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum at the Meeting. The persons appointed by the Company to act as inspectors of election will treat the Company Shares represented by a properly executed and returned proxy as present at the Meeting for purposes of determining a quorum. The Company Shares present at the Meeting that are abstained from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

  Pursuant to a vote of shareholders and in connection with the July 1995 distribution by Freeport-McMoRan Inc. ("FTX") to its stockholders of all of the then outstanding Class B Common Shares (the "Distribution"), the Company amended its Certificate of Incorporation (the "Certificate") to provide that the holders of the Class A Common Shares and Preferred Shares, voting together as a single class, have the right to elect 20% of the Board of Directors, and that the holders of Class B Common Shares have the right to elect 80% of the Board of Directors. If these percentages do not yield whole numbers, the number of directors to be elected by the holders of the Class A Common Shares and Preferred Shares will be rounded down to the nearest whole number and the number of directors to be elected by the holders of the Class B Common Shares will be rounded up to the nearest whole number. The By-Laws provide that the Company's directors will be elected by a plurality vote. Except with respect to the election of directors, the Class A Common Shares and Class B Common Shares, voting together as a single class, have exclusive voting rights with respect to all matters to come before the Meeting. Each of the Company Shares entitles the holder thereof to one vote on all matters as to which the holder is entitled to vote. Each record holder of depositary shares representing Preferred Shares will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of Preferred Shares represented by such holder's depositary shares. Votes cast at the Meeting will be counted by the inspectors of election.

  Because directors will be elected by a plurality vote, abstentions and broker non-votes as to the election of directors will have no effect upon the election of directors. All other matters to come before the Meeting require the approval of a majority of the Common Shares present and entitled to vote at the Meeting with respect to such matters; therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not be deemed to be a part of the voting power present with respect to such proposals, will not count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

  Proxies in the enclosed form are solicited by the Board of Directors to provide an opportunity to every stockholder to vote on all matters scheduled to come before the Meeting as to which such stockholder is entitled to vote, whether or not he or she attends in person. If the proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted as specified. If no specifications are made, the proxies representing the Common Shares will be voted in favor of the proposed nominees, for the ratification of the appointment of auditors, for the amendments to the Company's Annual Incentive Plan and for the amendments to the Company's 1995 Long-Term Performance Incentive Plan. If no specifications are made, proxies representing the Preferred Shares will be voted in favor of the proposed nominees. Any stockholder submitting a proxy may revoke that proxy or submit a revised proxy at any time before it is voted. A stockholder may also attend the Meeting in person and vote by ballot, thereby cancelling any proxy previously given. Management expects no matters to be presented for action at the Meeting other than the election of directors, the ratification of the appointment of auditors and proposals to amend the Company's Annual Incentive Plan and the Company's 1995 Long-Term Performance Incentive Plan. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION

  The Company will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Georgeson & Co. Inc., Wall Street Plaza, New York, New York, to assist it in the solicitation of proxies from brokers and nominees. It is estimated that the fees for such firm's services will be $7,500 plus its reasonable out-of-pocket expenses. Certain employees of the Company, who will receive no additional compensation for their services, may also solicit proxies by telephone, telegram, telex, telecopy or personal interview.

STOCKHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's 1997 proxy materials, stockholder proposals must be received by the Company no later than November 21, 1996.

CORPORATE GOVERNANCE

  The Board of Directors, which held eight meetings during 1995, has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of nineteen members. To provide for effective direction and management of the Company's business, the Board of Directors has established five committees, including the Audit Committee, the Nominating Committee and the Corporate Personnel Committee.

  The Audit Committee reviews the Company's financial statements and exercises general oversight with respect to the activities of the Company's independent auditors and Controller and related matters. The Audit Committee currently consists of Mr. Day as Chairman, and Messrs. Bruce, Coleman, Cooper, Erdahl, Harrison, Kissinger, Lackey, Rankin, Siegel and Umene and Ms. McDonald, none of whom is an officer or an employee of the Company or any of its subsidiaries. The Audit Committee met three times during 1995.

  The Nominating Committee makes recommendations to the Board concerning the structure of the Board, corporate governance and proposed new members of the Board, and nominates individuals to stand for election as directors. The Nominating Committee will consider recommendations by the Company's stockholders of potential nominees for election as directors. The Company's Secretary will, upon written request from any stockholder, furnish information concerning the procedures required to be followed in connection with such recommendation. The

Nominating Committee currently consists of Mr. Rankin as Chairman, and Messrs. Clifford, Day, Moffett and Woods. The Nominating Committee was established in 1995 and held no meetings during 1995.

  The Corporate Personnel Committee, which is described further below, currently consists of Mr. Bruce as Chairman, and Messrs. Erdahl, Harrison, Putnam, Wharton and Woods. The Corporate Personnel Committee met one time during 1995.

  During 1995 each of the current directors attended at least 75% of the aggregate number of meetings held of the Board and Board committees on which he or she served, except Mr. Kissinger.

                             ELECTION OF DIRECTORS

  In connection with the Distribution, the Certificate was amended, as discussed above, to provide that the holders of Class A Common Shares and Preferred Shares, voting as a class, elect 20% of the Board of Directors and that the holders of Class B Common Shares elect the remaining 80%. The Board of Directors has fixed the number of directors at nineteen, three of whom are to be elected by the holders of Class A Common Shares and Preferred Shares (the "Class A Directors") and sixteen of whom are to be elected by the holders of Class B Common Shares (the "Class B Directors").

  Also in connection with the Distribution, the Certificate was amended to classify the Board into three classes having staggered terms of office, each class having a three-year term and with one class being elected each year. The amended Certificate also provides that the initially appointed Class A Directors are subject to re-election by stockholders at the first annual meeting of stockholders after the Distribution. Accordingly, the Board is divided into three classes of directors: Class I, which has a term expiring at the Meeting; Class II, which has a term expiring at the 1997 annual meeting of stockholders; and Class III, which has a term expiring at the 1998 annual meeting of stockholders. After the initial terms, each class will be elected to a term expiring at the third annual meeting of stockholders after their election, except that the Class A Directors have terms expiring at the Meeting without regard to their class designation.

  The seven directors who are members of Class I, all of whose terms expire at the Meeting and all of whom will be nominated for re-election at the Meeting to terms expiring in 1999, are R. Leigh Clifford and Bobby E. Cooper (both of whom are Class A Directors) and Robert W. Bruce III, Robert A. Day, Bobby Lee Lackey, George A. Mealey and Gabrielle K. McDonald (all of whom are Class B Directors). J. Taylor Wharton, who is a member of Class II, is also a Class A Director and will be nominated for re-election at the Meeting to a term expiring in 1997. The persons named as proxies in the enclosed form of proxy, unless otherwise directed, intend to vote in that capacity for the election of these nominees, each to serve until the annual meeting of stockholders at which his or her term of office expires and until a successor has been duly elected and qualified.

  In May 1995, The RTZ Corporation PLC ("RTZ") and certain of its affiliates (the "RTZ Affiliates") entered into an agreement with the Company and FTX (the "RTZ Agreement") under which, among other things, one of the RTZ Affiliates acquired from FTX an aggregate of 23.9 million Class A Common Shares. Under the RTZ Agreement, the Company granted to the RTZ Affiliates the right to submit for nomination for election by the Company's stockholders the percentage of directors, rounded to the nearest whole number, that is proportionately equal to the aggregate percentage ownership by the RTZ Affiliates of all outstanding Common Shares. The RTZ Affiliates may nominate directors either as Class A Directors or Class B Directors, but the percentage of Class B Directors so nominated cannot exceed the percentage of the total number of Class B Common Shares outstanding that are owned by the RTZ Affiliates. An RTZ Affiliate currently owns 23,931,100 Common Shares or 12.2% of the outstanding Common Shares as of the Record Date, all of which are Class A Common Shares. In the RTZ Agreement, the Company agreed to include the nominees submitted by the RTZ Affiliates in the directors nominated by management for election by Company stockholders and to refrain from taking any action that may hinder the election of such nominees. Messrs. Clifford and Cooper are the nominees for election as directors submitted by the RTZ Affiliates.

INFORMATION ABOUT NOMINEES AND DIRECTORS

  The following table provides certain information as of December 31, 1995 with respect to each nominee and each other director whose term will continue after the Meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                          YEAR FIRST
  NAME OF NOMINEE           PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS    ELECTED A
    OR DIRECTOR      AGE          AND POSITIONS WITH THE COMPANY           DIRECTOR
  ---------------    --- ------------------------------------------------ ----------
Robert W. Bruce III  51  President, The Robert Bruce Management Co.,         1995
                          Inc., investment managers. Managing Partner,
                          Steamboat Group, until 1992. President and
                          Chief Investment Officer of The Fund American
                          Companies, Inc., insurance, until 1990.
                          Director of National Re Corporation, FTX and
                          McMoRan Oil & Gas Co. ("MOXY").
R. Leigh Clifford    48  Mining Director, RTZ, a worldwide mining and        1995
                          smelting company. Group Executive for CRA
                          Limited, mining and metals producer, until
                          1993. Director of CRA Limited and RTZ.
Thomas B. Coleman    52  Managing Partner and Chief Executive Officer,       1995
                          International-Matex Tank Terminals, bulk liquid
                          storage. Director of FTX and MOXY.

                                                                               YEAR FIRST
    NAME OF NOMINEE              PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS    ELECTED A
      OR DIRECTOR         AGE          AND POSITIONS WITH THE COMPANY           DIRECTOR
    ---------------       --- ------------------------------------------------ ----------
Bobby E. Cooper           50  President and Chief Executive Officer of            1995
                               Kennecott Corporation, a management service
                               company. Chief Operating Officer of Kennecott
                               Corporation until 1993. Vice-President
                               Environmental Affairs of Kennecott Corporation
                               until 1992.
Robert A. Day             52  Chairman of the Board of Trust Company of the       1995
                               West, an investment management company.
                               Director of Mafco Consolidated Group, Inc., FTX
                               and MOXY.
Leland O. Erdahl          67  Private investor. President and Chief Executive     1988
                               Officer of Albuquerque Uranium Corp., producer
                               and seller of uranium concentrates, until 1992.
                               President and Chief Executive Officer of Stolar
                               Inc., mining industry services, products and
                               equipment, until 1991. Director of Canyon
                               Resources Corporation, Hecla Mining Company,
                               Original Sixteen to One Mine, Inc. and Uranium
                               Resources, Inc. Trustee of a group of John
                               Hancock Mutual Funds.
William B. Harrison, Jr.  52  Vice Chairman of Chemical Banking Corporation       1995
                               and its subsidiary, Chemical Bank. Director of
                               Dillard Department Stores, Inc., FTX and MOXY.
Henry A. Kissinger        72  Chairman of the Board and Chief Executive           1995
                               Officer, Kissinger Associates, Inc.,
                               international consultants. Director of American
                               Express Company and FTX.
Bobby Lee Lackey          58  President and Chief Executive Officer of J.S.       1995
                               McManus Produce Company, Inc., grower of
                               vegetables and shipper of fruits and
                               vegetables. Director of FTX and MOXY.
Rene L. Latiolais         53  Vice Chairman of the Board of the Company since     1993
                               1994. Commissioner of P.T. Freeport Indonesia
                               Company ("PT-FI"), an operating subsidiary of
                               the Company, since 1993. President and Chief
                               Executive Officer of FTX and Freeport-McMoRan
                               Resource Partners, Limited Partnership. Chief
                               Operating Officer of FTX until 1995. Executive
                               Vice President of FTX until 1993. Senior Vice
                               President of FTX until 1992. Director of FTX
                               and MOXY.

                                                                            YEAR FIRST
   NAME OF NOMINEE            PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS    ELECTED A
     OR DIRECTOR       AGE          AND POSITIONS WITH THE COMPANY           DIRECTOR
   ---------------     --- ------------------------------------------------ ----------
Gabrielle K. McDonald  53  Judge, International Criminal Tribunal for the      1995
                            Former Yugoslavia. Distinguished Visiting
                            Professor of Law, Texas Southern University,
                            Thurgood Marshall School of Law, until 1995.
                            Visiting Professor of Law, St. Mary's
                            University School of Law, and of counsel,
                            Walker & Satterthwaite, law firm, until 1993.
                            Shareholder, Matthews & Branscomb, law firm,
                            until 1991. Director of FTX and MOXY.
George A. Mealey       62  Director of PT-FI. President and Chief Operating    1988
                            Officer of the Company and Executive Vice
                            President of FTX until March 1, 1996.
James R. Moffett       57  Chairman of the Board and Chief Executive           1992
                            Officer of the Company. President Commissioner
                            of PT-FI. Chairman of the Board of FTX and Co-
                            Chairman of the Board of MOXY.
George Putnam          69  Chairman of The Putnam Investment Management        1995
                            Company, Inc. and of each of the members of the
                            Putnam group of mutual funds. Director of The
                            Boston Company, Inc., Boston Safe Deposit and
                            Trust Company, General Mills, Inc., Houghton-
                            Mifflin Company, Marsh-McLennan Companies Inc.,
                            Rockefeller Group, Inc., FTX and MOXY.
B. M. Rankin, Jr.      65  Private investor. Director of FTX and MOXY.         1995
Wolfgang F. Siegel     63  Director of Kreditanstalt fur Wiederaufbau, a       1988
                            bank owned by the Federal Republic of Germany
                            (the "FRG") and the states comprising the FRG.
Eiji Umene             70  Private consultant. President of the Japan-         1992
                            United States Business Council until 1995.
                            Executive Advisor of Nippon Steel Corporation
                            until 1994. Director of Schlumberger Limited.
J. Taylor Wharton      57  Chairman of the Department of Gynecology at the     1995
                            University of Texas M.D. Anderson Cancer
                            Center. Director of FTX and MOXY.

                                                                         YEAR FIRST
 NAME OF NOMINEE           PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS    ELECTED A
   OR DIRECTOR      AGE          AND POSITIONS WITH THE COMPANY           DIRECTOR
 ---------------    --- ------------------------------------------------ ----------
Ward W. Woods, Jr.  53  President and Chief Executive Officer of            1995
                         Bessemer Securities Corporation, private
                         investment firm, and Managing General Partner
                         of Bessemer Holdings, L.P., an industrial
                         holding company. Chairman of BCP/Essex Holdings
                         Inc., Overhead Door Incorporated and Stant
                         Corporation. Director of Boise Cascade
                         Corporation, Graphic Controls Corporation, FTX
                         and MOXY.

  The directors of the Company who also serve as directors of FTX and MOXY constitute a majority of the directors of each of those corporations.

DIRECTOR COMPENSATION

  Each director who is not an officer or employee of the Company or any of its subsidiaries receives: (i) an annual fee of $25,000 for serving on the Board;
(ii) a fee of $1,000 for attendance at each meeting of the Board or a Board committee; and (iii) an annual fee of $2,000 for each Board committee of which a director is the chairperson. Each Director who is also an officer or employee of the Company or any of its subsidiaries receives a fee of $1,000 for attendance at each Board meeting.

  In connection with the Distribution, the Company's stockholders approved the Company's 1995 Stock Option Plan for Non-Employee Directors (the "Non-Employee Director Plan") and the Company's Adjusted Stock Award Plan ("the Adjusted Stock Award Plan"). Under the Non-Employee Director Plan, each Company director who is neither an officer or employee of the Company or any of its subsidiaries, nor an officer or an employee of an entity with which the Company has contracted to receive management or executive services, and who is not otherwise eligible to participate in any of the Company's benefit plans, is granted an option to purchase 10,000 Class B Common Shares on August 1 of each year until the year 2004. Under the Adjusted Stock Award Plan, each eligible holder of FTX stock options prior to the Distribution, including directors, received adjusted FTX options and similar Company awards designed to ensure that holders of FTX options were not penalized as a result of the Distribution. The Company options entitle the holder to purchase a number of Class B Common Shares equal to the number of Class B Common Shares that a holder of record of the shares underlying such FTX options would have received in the Distribution. The exercise prices of the original FTX options were allocated between the adjusted FTX options and the Company options based upon the relative market values of FTX and Class B Common Shares. The Company options are otherwise subject to the same terms and conditions, including exercisability and expiration, as the original FTX options to which such awards relate.

  The following table sets forth information with respect to all stock options and SARs granted by the Company in 1995 to each of its non-employee directors pursuant to the terms of the Non-Employee Director Plan and the Adjusted Stock Award Plan. Information regarding stock options and SARs granted to employee directors is set forth in the table entitled Option/SAR Grants in 1995 under the heading "Executive Officer Compensation."

                                NUMBER OF
                          SECURITIES UNDERLYING   EXERCISABILITY   EXERCISE EXPIRATION
          NAME            OPTIONS/SARS GRANTED        DATES         PRICE      DATE
          ----            --------------------- ------------------ -------- ----------
Robert W. Bruce III               7,491         10/16/95           $16.3071   5/2/00
                                  7,491         10/16/95            16.9329   5/2/01
                                  7,491         10/16/95 to 5/1/96  21.0180   5/2/02
                                  7,426         10/16/95 to 5/1/97  21.2709   5/2/03
                                  7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                                  7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                                 10,000         8/1/96 to 8/1/99    26.6875   8/1/05
Thomas B. Coleman                 7,758         10/16/95            13.8698   5/2/98
                                  7,491         10/16/95            19.3707   5/2/99
                                  7,491         10/16/95            16.3071   5/2/00
                                  7,491         10/16/95            16.9329   5/2/01
                                  7,491         10/16/95 to 5/1/96  21.0180   5/2/02
                                  7,426         10/16/95 to 5/1/97  21.2709   5/2/03
                                  7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                                  7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                                 10,000         8/1/96 to 8/1/99    26.6875   8/1/05
Robert A. Day                     3,879         10/16/95            13.8698   5/2/98
                                  7,491         10/16/95            19.3707   5/2/99
                                  7,491         10/16/95            16.3071   5/2/00
                                  7,491         10/16/95            16.9329   5/2/01
                                  7,491         10/16/95 to 5/1/96  21.0180   5/2/02
                                  7,426         10/16/95 to 5/1/97  21.2709   5/2/03
                                  7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                                  7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                                 10,000         8/1/96 to 8/1/99    26.6875   8/1/05
Leland O. Erdahl                 10,000         8/1/96 to 8/1/99    26.6875   8/1/05
William B. Harrison, Jr.          7,426         10/16/95 to 5/1/97  21.2709   5/2/03
                                  7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                                  7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                                 10,000         8/1/96 to 8/1/99    26.6875   8/1/05
Henry A. Kissinger                7,491         10/16/95            19.3707   5/2/99
                                  7,491         10/16/95            16.3071   5/2/00
                                  7,491         10/16/95            16.9329   5/2/01
                                  7,491         10/16/95 to 5/1/96  21.0180   5/2/02
                                  7,426         10/16/95 to 5/1/97  21.2709   5/2/03
                                  7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                                  7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                                 10,000         8/1/96 to 8/1/99    26.6875   8/1/05

                             NUMBER OF
                       SECURITIES UNDERLYING   EXERCISABILITY   EXERCISE EXPIRATION
        NAME           OPTIONS/SARS GRANTED        DATES         PRICE      DATE
        ----           --------------------- ------------------ -------- ----------
Bobby Lee Lackey               7,758         10/16/95           $13.8698   5/2/98
                               7,491         10/16/95            19.3707   5/2/99
                               7,491         10/16/95            16.3071   5/2/00
                               7,491         10/16/95            16.9329   5/2/01
                               7,491         10/16/95 to 5/1/96  21.0180   5/2/02
                               7,426         10/16/95 to 5/1/97  21.2709   5/2/03
                               7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                               7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                              10,000         8/1/96 to 8/1/99    26.6875   8/1/05
Gabrielle K. McDonald          7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                               7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                              10,000         8/1/96 to 8/1/99    26.6875   8/1/05
George Putnam                  7,758         10/16/95            13.8698   5/2/98
                               7,491         10/16/95            19.3707   5/2/99
                               7,491         10/16/95            16.3071   5/2/00
                               7,491         10/16/95            16.9329   5/2/01
                               7,491         10/16/95 to 5/1/96  21.0180   5/2/02
                               7,426         10/16/95 to 5/1/97  21.2709   5/2/03
                               7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                               7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                              10,000         8/1/96 to 8/1/99    26.6875   8/1/05
B. M. Rankin, Jr.              7,758         10/16/95            13.8698   5/2/98
                               7,491         10/16/95            19.3707   5/2/99
                               7,491         10/16/95            16.3071   5/2/00
                               7,491         10/16/95            16.9329   5/2/01
                               7,491         10/16/95 to 5/1/96  21.0180   5/2/02
                               7,426         10/16/95 to 5/1/97  21.2709   5/2/03
                               7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                               7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                              10,000         8/1/96 to 8/1/99    26.6875   8/1/05
Wolfgang F. Siegel            10,000         8/1/96 to 8/1/99    26.6875   8/1/05
Eiji Umene                    10,000         8/1/96 to 8/1/99    26.6875   8/1/05
J. Taylor Wharton              7,426         10/16/95 to 5/1/97  21.2709   5/2/03
                               7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                               7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                              10,000         8/1/96 to 8/1/99    26.6875   8/1/05
Ward W. Woods, Jr.             7,758         10/16/95            13.8698   5/2/98
                               7,491         10/16/95            19.3707   5/2/99
                               7,491         10/16/95            16.3071   5/2/00
                               7,491         10/16/95            16.9329   5/2/01
                               7,491         10/16/95 to 5/1/96  21.0180   5/2/02
                               7,426         10/16/95 to 5/1/97  21.2709   5/2/03
                               7,426         10/16/95 to 5/1/98  20.3402   5/2/04
                               7,017         5/1/96 to 5/1/99    20.2672   5/1/05
                              10,000         8/1/96 to 8/1/99    26.6875   8/1/05

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding the ownership of the Class A Common Shares and Class B Common Shares by (i) each director and nominee of the Company, (ii) each executive officer for whom compensation information is disclosed under the heading "Executive Officer Compensation" and
(iii) all directors and executive officers of the Company as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC") based on information furnished by such persons. None of the persons shown below beneficially owns any Preferred Shares, except for Mr. Goodyear who owns depositary shares representing 50 Silver Preferred Shares. Unless otherwise indicated, all information is presented as of December 31, 1995 and all shares shown are held with sole voting and investment power.

                                   NUMBER OF CLASS A        NUMBER OF CLASS B
                                     COMMON SHARES            COMMON SHARES
      NAME OF BENEFICIAL OWNER   BENEFICIALLY OWNED (1) BENEFICIALLY OWNED (1)(2)
      ------------------------   ---------------------- -------------------------
      Richard C. Adkerson                 5,503(3)             246,966(3)(4)
      Robert W. Bruce III               180,500(5)                594,572(5)
      R. Leigh Clifford                         --                        --
      Thomas B. Coleman                  13,220(6)                 62,207(6)
      Bobby E. Cooper                           --                        --
      Robert A. Day                     384,176(7)                 44,490(7)
      Leland O. Erdahl                   11,605(8)                        --
      Charles W. Goodyear                       --             245,896(4)(9)
      William B. Harrison, Jr.             208(10)                 8,515(10)
      Henry A. Kissinger                       240                    37,027
      Bobby Lee Lackey                     128(11)                43,284(11)
      Rene L. Latiolais                     12,492                451,534(4)
      Gabrielle K. McDonald                      6                     2,038
      George A. Mealey                      16,792                335,993(4)
      James R. Moffett                  72,868(12)          1,724,241(4)(12)
      George Putnam                  8,160,268(13)             3,152,309(13)
      B. M. Rankin, Jr.                 85,567(14)               671,549(14)
      Wolfgang F. Siegel                        --                        --
      Eiji Umene                                --                        --
      J. Taylor Wharton                  4,893(15)                28,609(15)
      Ward W. Woods, Jr.                 3,019(16)                    71,521
      Directors and executive
       officers as a group (25
       persons)(17)                  8,959,525(18)             8,093,144(18)

---------
(1) With the exception of Mr. Moffett (who beneficially owns 1.4% of the outstanding Class B Common Shares) and Mr. Putnam (who beneficially owns 10.0% of the outstanding Class

     A Common Shares and 2.7% of the outstanding Class B Common Shares), each individual holds less than 1% of the outstanding Class A Common Shares and Class B Common Shares, respectively.

 (2) Includes Class B Common Shares that could be acquired within sixty days after December 31, 1995, upon the exercise of options granted pursuant to Company stock option plans for the benefit of such individuals, as follows: Mr. Adkerson, 243,745 shares; Mr. Bruce, 26,168 shares; Mr. Coleman, 41,417 shares; Mr. Day, 37,538 shares; Mr. Goodyear, 243,745 shares; Mr. Harrison, 5,568 shares; Mr. Kissinger, 33,659 shares; Mr. Lackey, 41,417 shares; Mr. Latiolais, 320,788 shares; Ms. McDonald, 1,856 shares; Mr. Mealey, 317,712 shares; Mr. Moffett, 771,552 shares; Mr. Putnam, 41,417 shares; Mr. Rankin, 41,417 shares; Mr. Wharton, 5,568 shares; Mr. Woods, 41,417 shares; all directors and executive officers as a group, 2,537,219 shares.

 (3) Includes 5,503 Class A Common Shares and 628 Class B Common Shares held in a retirement trust for the benefit of Mr. Adkerson.

 (4) Includes Class B Common Shares held by the trustee under the FTX Employee Capital Accumulation Program, as follows: Mr. Adkerson, 2,593 shares; Mr. Goodyear, 2,107 shares; Mr. Latiolais, 11,472 shares; Mr. Mealey, 7,125 shares; Mr. Moffett, 17,098 shares; all directors and executive officers as a group, 61,867 shares.

 (5) Includes 180,000 Class A Common Shares and 561,387 Class B Common Shares held by a limited partnership with respect to which Mr. Bruce shares voting and investment power.

 (6) Includes 13,128 Class A Common Shares and 19,478 Class B Common Shares held by three trusts established for the benefit of Mr. Coleman's three daughters with respect to which Mr. Coleman has sole voting and investment power but as to which he disclaims beneficial ownership.

 (7) Includes 242 Class A Common Shares, 3,368 Class B Common Shares and 383,682 Class A Common Shares that may be acquired upon the conversion of the Step-Up Preferred Shares held by accounts and funds managed by affiliates of a corporation of which Mr. Day is the chief executive officer and a stockholder with respect to which he shares voting and investment power but as to which he disclaims beneficial ownership.

 (8) Includes 1,100 Class A Common Shares and 2,505 Class A Common Shares that may be acquired upon the conversion of Step-Up Preferred Shares held in retirement accounts for the benefit of Mr. Erdahl.

 (9) Includes 44 Class B Common Shares held in a retirement trust for the benefit of Mr. Goodyear.

(10) Includes 60 Class A Common Shares and 842 Class B Common Shares owned by Mr. Harrison's wife.

(11) Includes 68 Class A Common Shares and 1,006 Class B Common Shares held in a retirement trust for the benefit of Mr. Lackey.

(12) Includes 16,342 Class A Common Shares and 150,625 Class B Common Shares held for the benefit of a trust with respect to which Mr. Moffett, as co-trustee, shares voting and investment power but as to which he disclaims beneficial ownership.

(13) Includes (i) 6,870,363 Class A Common Shares, 3,099,147 Class B Common Shares and 1,289,073 Class A Common Shares that may be acquired upon the conversion of Step-Up Preferred Shares held by mutual funds with respect to which Mr. Putnam shares voting and investment power but as to which he disclaims beneficial ownership and (ii) 160 Class A Common Shares and 2,266 Class B Common Shares held by a charitable trust with respect to which Mr. Putnam, as co-trustee, shares voting and investment power but as to which he disclaims beneficial ownership.

(14) Includes (i) 3,340 Class A Common Shares that may be acquired upon the conversion of Step-Up Preferred Shares, (ii) 49,069 Class A Common Shares, 243,496 Class B Common Shares and 3,340 Class A Common Shares that may be acquired upon the conversion of Step-Up Preferred Shares with respect to which Mr. Rankin, under a power of attorney, has sole voting and investment power but as to which he disclaims beneficial ownership and
     (iii) 3,340 Class A Common Shares that may be acquired upon the conversion of Step-Up Preferred Shares with respect to which Mr. Rankin, under a power of attorney, shares investment power but as to which he disclaims beneficial ownership.

(15) Includes (i) 420 Class A Common Shares held in a retirement trust for the benefit of Mr. Wharton, (ii) 3,011 Class A Common Shares and 8,926 Class B Common Shares held by Mr. Wharton's wife, (iii) 160 Class A Common Shares held in a retirement trust for the benefit of Mr. Wharton's wife and (iv) 332 Class A Common Shares and 4,757 Class B Common Shares held by Mr. Wharton as custodian for his daughters.

(16) Includes 218 Class A Common Shares held by a charitable foundation with respect to which Mr. Woods shares voting and investment power but as to which he disclaims beneficial ownership.

(17) In addition to the Company's elected executive officers, the Company currently deems one officer of PT-FI to be an executive officer of the Company for purposes of the federal securities laws.

(18) Represents approximately 10.9% of the outstanding Class A Common Shares and approximately 6.7% of the outstanding Class B Common Shares, respectively.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information with respect to each person known by the Company to be a beneficial owner of more than 5% of any class of the Company's voting securities determined in accordance with Rule 13d-3 of the SEC based on information furnished by such persons. Unless otherwise indicated, all information is presented as of December 31, 1995, and all shares indicated as beneficially owned are held with sole voting and investment power.

                             NUMBER OF CLASS A  PERCENT NUMBER OF CLASS B  PERCENT
     NAME AND ADDRESS OF       COMMON SHARES      OF      COMMON SHARES      OF
            PERSON           BENEFICIALLY OWNED  CLASS  BENEFICIALLY OWNED  CLASS
     -------------------     ------------------ ------- ------------------ -------
   Putnam Investments, Inc.       9,058,346(1)   11.0%              --        --
   One Post Office Square
   Boston, Massachusetts
   02109
   The RTZ Corporation PLC       23,931,100      29.7%              --        --
   6 St. James's Square
   London SW1Y 4LD
   England
   Oppenheimer Group, Inc.               --        --       25,256,723(2)   21.4%
   Oppenheimer Tower
   World Financial Center
   New York, New York 10281

---------
(1) Based on the Schedule 13G dated February 12, 1996 that Putnam Investments, Inc. filed with the SEC, Putnam Investments, Inc., through its affiliates, shares voting power with respect to 666,000 Class A Common Shares and shares investment power with respect to all shares shown but disclaims beneficial ownership of such shares. Of the shares shown, 1,302,182 may be acquired upon conversion of the Step-Up Preferred Shares.
(2) Based on the Schedule 13G dated January 10, 1996 that Oppenheimer Group, Inc. filed with the SEC, Oppenheimer Group, Inc., through its affiliates, shares voting and investment power with respect to all shares shown but disclaims beneficial ownership of such shares.

                              ------------------

EXECUTIVE OFFICER COMPENSATION

  Throughout 1995, the Chief Executive Officer and all but two of the other executives (the "Executive Officers") were employed by FTX rather than by the Company, and performed their duties as Executive Officers under a Management Services Agreement pursuant to which FTX furnished executive, administrative, financial, legal, insurance, sales and other services to the Company and its subsidiaries (collectively, the "Company Group"). One of the other Executive Officers was employed by PT-FI. Compensation costs paid by FTX to the Executive Officers, including costs of FTX's benefit plans and programs in which the Executive Officers participated, were allocated to the Company, to the extent practicable, in proportion to the time spent by such Executive Officers on Company Group affairs. No other payment was made by the Company to FTX for providing such compensation and benefit plans and programs to the Executive Officers.

  The Chief Executive Officer and the four other most highly compensated Executive Officers (the "Named Executive Officers") were employed by FTX throughout 1995 and received compensation from FTX. The determination of which Executive Officers were the most highly compensated was made by reference to
(i) the total annual salary and bonus paid to the Executive Officer employed by PT-FI, (ii) the proportion of total annual salary and bonus paid to each Executive Officer employed by FTX that was allocated to the Company pursuant to the Management Services Agreement and (iii) the bonus for 1995 awarded to each Executive Officer under the Company's annual incentive plan. The amount charged by FTX to the Company Group for all services in 1995 under the Management Services Agreement was approximately $55.5 million.

  In connection with the Distribution, Company stockholders approved an annual incentive plan, a long-term incentive plan and the Adjusted Stock Award Plan. Following the Distribution, holders of FTX awards received adjusted FTX awards and similar Company awards under the Adjusted Stock Award Plan during 1995 that were designed to ensure that holders of FTX awards, including Executive Officers, were not penalized as a result of the Distribution. These Company options entitle the holder to purchase a number of Class B Common Shares equal to the number of Class B Common Shares that a holder of record of the shares underlying the original FTX options would have received in the Distribution. The exercise prices of the original FTX options were allocated between the adjusted FTX options and the Company options based upon the relative market value of FTX and Class B Common Shares. The Company options are otherwise subject to the same terms and conditions, including exercisability and expiration, as the original FTX options to which such options relate. Adjusted SARs were awarded on a similar basis, and transition performance awards with performance periods that correspond to the performance periods of the FTX performance awards held by them at the time of the Distribution were also awarded. See the discussion under the heading "Corporate Personnel Committee Report on Executive Compensation." No other options, SARs or performance awards, and no salaries or other compensation were paid to Executive Officers by the Company for 1995.

  The following table shows compensation that the Company paid directly to the Named Executive Officers during 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                LONG-TERM
                                              COMPENSATION
                                          ---------------------
                                ANNUAL
                             COMPENSATION    AWARDS    PAYOUTS
                             ------------ ------------ --------
                                           SECURITIES
  NAME AND PRINCIPAL                       UNDERLYING    LTIP     ALL OTHER
       POSITION         YEAR    BONUS     OPTIONS/SARS PAYOUTS  COMPENSATION(1)
  ------------------    ---- ------------ ------------ -------- --------------
James R. Moffett        1995  $1,819,336   2,456,799   $102,485     $2,000
 Chairman of the Board  1994          --          --         --         --
 and Chief Executive    1993          --          --         --         --
 Officer
Richard C. Adkerson     1995     849,660     494,203     20,497         --
 Executive Vice         1994          --          --         --         --
 President              1993          --          --         --         --
Charles W. Goodyear     1995     722,507     478,756     20,497         --
 Senior Vice President  1994          --          --         --         --
                        1993          --          --         --         --
George A. Mealey        1995     708,050     559,666     40,994      2,000
 President and Chief    1994          --          --         --         --
 Operating Officer      1993          --          --         --         --
Rene L. Latiolais       1995     632,047     735,183     40,994      2,000
 Vice Chairman of the   1994          --          --         --         --
 Board                  1993          --          --         --         --

---------
(1) Comprised of director fees.

  The following table sets forth information with respect to all stock options and SARs granted in 1995 by the Company, all of which were granted pursuant to the Adjusted Stock Award Plan to each of the Named Executive Officers.

                           OPTION/SAR GRANTS IN 1995

                                   PERCENT OF
                      NUMBER OF      TOTAL
                      SECURITIES  OPTIONS/SARS
                      UNDERLYING   GRANTED TO  EXERCISE            GRANT DATE
                     OPTIONS/SARS EMPLOYEES IN OR BASE  EXPIRATION   PRESENT
       NAME           GRANTED(1)      1995      PRICE      DATE      VALUE(2)
       ----          ------------ ------------ -------- ---------- -----------
James R. Moffett       231,704(3)     2.16%    $18.727    5/3/99   $ 2,038,416
                     1,650,926(3)    15.41      15.372   1/31/00    18,155,005
                       574,169(4)     5.36      19.925    8/4/02     5,229,531
Rene L. Latiolais      115,849(3)     1.08      18.727    5/3/99     1,019,181
                       179,755(3)     1.68      15.372   1/31/00     1,976,744
                       344,500(4)     3.21      19.925    8/4/02     3,137,706
                        95,079(5)      .89      18.764   12/7/03       934,864
George A. Mealey         6,057(3)      .06      11.641   12/3/97        86,199
                        46,338(3)      .43      18.727    5/3/99       407,658
                       162,771(3)     1.52      18.184   11/7/00     1,549,906
                       344,500(4)     3.21      19.925    8/4/02     3,137,706
Richard C. Adkerson    231,704(3)     2.16      17.129   3/15/99     2,254,249
                       114,831(4)     1.07      19.925    8/4/02     1,045,881
                        63,385(5)      .59      18.764   12/7/03       623,233
                        84,283(6)      .79      20.054    5/3/04       793,820
Charles W. Goodyear    216,257(3)     2.02      17.129   3/15/99     2,103,965
                       114,831(4)     1.07      19.925    8/4/02     1,045,881
                        63,385(5)      .59      18.764   12/7/03       623,233
                        84,283(6)      .79      20.054    5/3/04       793,820

---------
(1) The stock options and SARs will become immediately exercisable in their entirety if (a) any persons or group of persons acquires beneficial ownership of shares representing 20% or more of the Company's total voting power or (b) under certain circumstances, the composition of the Board of Directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof. Each stock option has an equal number of tandem "limited rights," which may be exercisable only for a limited period in the event of a tender offer, exchange offer, a series of purchases or other acquisitions or any combination thereof resulting in a person or group of persons becoming a beneficial owner of shares representing 40% or more of the Company's total voting power. Each limited right entitles the holder to receive cash equal to the amount by which the highest price paid in such transaction exceeds the exercise price.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options and SARs granted on July 17, 1995 by the Company to the Named Executive Officers. The following facts and assumptions were used in making such calculation: (a) an unadjusted exercise price for each such stock option and SAR as set forth under the column labeled "Exercise or Base Price"; (b) a fair market value of $25.875 for one Class B Common Share on the date of grant; (c) a dividend yield of 3.5%, derived from dividing (i) $0.90, which is the value of the dividend currently being paid on one Class B Common Share by (ii) $25.875, which is the fair market value of one Class B Common Share on the date of grant; (d) a term for such stock options as set forth under the column labeled "Expiration Date"; (e) a stock volatility of 26.6%, based on an analysis of weekly closing stock prices of Class B Common Shares; and (f) an assumed risk-free interest rate ranging from 5.8% to 6.35%, each such rate being equivalent to the yield on the date of grant on a treasury note with a maturity date comparable to the expiration of such stock option. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options or SARs were applied. The resulting grant date present value for each stock option and SAR was multiplied by the total number of stock options and SARs granted to each of the Named Executive Officers to determine their total grant date present values.
(3) The stock options and SARs became exercisable on October 16, 1995.
(4) Approximately 75% of the stock options and SARs became exercisable on October 16, 1995 and approximately 25% will become exercisable on August 4, 1996.
(5) Approximately 25% of the stock options and SARs became exercisable on October 16, 1995, approximately 25% became exercisable on December 7, 1995, and approximately 25% will become exercisable on each of December 7, 1996 and 1997.
(6) Approximately 25% of the stock options and SARs became exercisable on October 16, 1995, and approximately 25% will become exercisable on each of May 3, 1996, 1997 and 1998.

  The following table sets forth information with respect to all outstanding Company stock options and SARs held by each of the Named Executive Officers as of December 31, 1995. None of the Named Executive Officers exercised Company stock options or SARs during 1995.

                     OPTION/SAR VALUES AT DECEMBER 31, 1995

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                             OPTIONS/SARS AT DECEMBER  THE-MONEY OPTIONS/SARS AT
                                     31, 1995              DECEMBER 31, 1995
                             ------------------------- -------------------------
            NAME             EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
            ----             ------------------------- -------------------------
James R. Moffett............     2,313,251/143,548      $26,763,731/$1,177,094
Rene L. Latiolais...........       601,504/133,679        5,944,804/ 1,151,356
George A. Mealey............       473,534/ 86,132        4,272,084/   706,282
Richard C. Adkerson.........       370,578/123,625        3,720,625/ 1,042,368
Charles W. Goodyear.........       355,131/123,625        3,550,771/ 1,042,368

  The following table sets forth information with respect to all long-term incentive plan awards made in 1995 by the Company to each of the Named Executive Officers.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1995

                               PERFORMANCE
                     NUMBER OF  OR OTHER    ESTIMATED FUTURE PAYOUTS
                      SHARES,    PERIOD      UNDER NON-STOCK PRICE-
                       UNITS      UNTIL          BASED PLANS(2)
                     OR OTHER  MATURATION  --------------------------
       NAME          RIGHTS(1)  OR PAYOUT  THRESHOLD  TARGET  MAXIMUM
       ----          --------- ----------- --------- -------- -------
James R. Moffett      120,570   12/31/95      N/A    $102,485   N/A
                      120,570   12/31/96      N/A     285,751   N/A
                      120,570   12/31/97      N/A     469,017   N/A
                      120,570   12/31/98      N/A     652,284   N/A
Rene L. Latiolais      48,228   12/31/95      N/A      40,994   N/A
                       48,228   12/31/96      N/A     114,300   N/A
                       90,428   12/31/97      N/A     351,765   N/A
                       90,428   12/31/98      N/A     489,215   N/A
George A. Mealey       48,228   12/31/95      N/A      40,994   N/A
                       48,228   12/31/96      N/A     114,300   N/A
                       48,228   12/31/97      N/A     187,607   N/A
                       48,228   12/31/98      N/A     260,913   N/A
Richard C. Adkerson    24,114   12/31/95      N/A      20,497   N/A
                       24,114   12/31/96      N/A      57,150   N/A
                       48,228   12/31/97      N/A     187,607   N/A
                       48,228   12/31/98      N/A     260,913   N/A
Charles W. Goodyear    24,114   12/31/95      N/A      20,497   N/A
                       24,114   12/31/96      N/A      57,150   N/A
                       48,228   12/31/97      N/A     187,607   N/A
                       48,228   12/31/98      N/A     260,913   N/A

---------
(1) Represents the number of performance units covered by the Company's adjusted performance awards grant in 1995 under the 1995 Long-Term Performance Incentive Plan (the "Long-Term Plan"), which were granted at the time of the Distribution and credited to the Named Executive Officer's performance award account. As of December 31 of each year, each Named Executive Officer's performance award account will be credited with an amount equal to the Annual Earnings Per Share or Net Loss Per Share (as defined in the Long-Term Plan) for that year multiplied by the number of performance units then credited to such performance award account. Annual Earnings Per Share or Net Loss Per Share includes the net income or net loss of each majority-owned subsidiary of the Company that is attributable to equity interests that are not owned by the Company. The Corporate Personnel Committee may, however, in the exercise of its discretion, prior to crediting the Named Executive

    Officers' performance award accounts with respect to a particular year, reduce or eliminate the amount of the Annual Earnings Per Share that otherwise would be credited to any performance award account for such year. The balance in such performance award account is generally paid as soon as practicable on or after December 31 of the year of maturity.

(2) There are no "threshold," "target," or "maximum" amounts payable with respect to long-term incentive plan awards. The amounts set forth in the column labeled "Target" are representative amounts based on the adjusted Annual Earnings Per Share for 1995, as determined by the Committee.

                               -----------------

CORPORATE PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  In connection with the Distribution, at which time the Company became an independent financial and operating company, the Board of Directors formed a Corporate Personnel Committee (the "Committee") to administer the annual incentive plan, the long-term incentive plans and the stock option plans approved by FCX stockholders in 1995. Beginning in 1996, the Committee will determine the base salaries and other compensation of the Chief Executive Officer and other Executive Officers. The Committee is composed of six independent directors, none of whom is an employee of the Company. The Committee met once in 1995.

  For 1995, the Committee reviewed the results of a comparison of 1995 Company performance to a group of mining companies selected from those listed on the Dow Jones Basic Materials/Other Non-Ferrous, Basic Materials/Precious Metals, and Basic Materials/Aluminum indices (the "Peer Group"). The review was conducted by an independent executive compensation consultant to help the Committee ensure that overall executive compensation levels, other than base salary, relate appropriately to Company performance when compared to performance of the Peer Group. Provided below in the section entitled "Annual Cash Awards" is a listing of the financial performance factors covered in this comparison of Company performance, and a summary of the Company's operational and strategic accomplishments during 1995 considered by the Committee.

 Base Salaries

  The Company did not employ, or pay base salaries to, Executive Officers during 1995. The Executive Officers were paid salaries for 1995 by their respective employers, and the appropriate portion of those salaries was allocated to the Company pursuant to the Management Services Agreement, as described under the heading "Executive Officer Compensation."

  Effective January 1, 1996, base salaries for Executive Officers have been established by the Committee after consideration of each Executive Officer's responsibilities and market salaries for similarly situated executive officers in other organizations. Such organizations are generally not included in the Peer Group, but are organizations whose restructuring, growth related and other activities are considered comparable to those accomplished by the Company under the direction of the Executive Officers in recent years.

 Annual Cash Awards

  In 1995, stockholders approved an annual incentive plan designed to provide incentives, in the form of annual cash awards, to senior executives whose performance can have a major impact on the profitability and future growth of the Company.

  Under the terms of the annual incentive plan, in which the Chief Executive Officer participates, no awards will be made for any year if the five-year average return on investment (generally, consolidated net income divided by consolidated stockholders' equity and long-term debt, including the minority interests' share of subsidiaries' income and stockholders' equity) is less than 6%. During the five-year period ending in 1995, the average return on investment was 12.6%. When determining the aggregate awards granted under the annual incentive plan for 1995, the Committee considered as a guideline 2.5% of net cash provided by operating activities that was earned during the portion of 1995 occurring after the Distribution, which amount is the maximum that may be awarded under the annual incentive plan to Executive Officers whose compensation is subject to the limitation on deductible compensation imposed by
Section 162(m) of the Internal Revenue Code ("Section 162(m)").

  A performance incentive awards program was adopted by the Board of Directors in 1995 and is designed to provide incentives in the form of annual cash awards to certain middle managers and executives who do not participate in the annual incentive plan described above. Each participant in the performance incentive awards program was assigned a guideline amount, expressed as a percentage of the base salary paid to such participant, which when combined with base salary, was generally designed to achieve total annual cash compensation substantially equal to 75th percentile Peer Group levels. Under the program, actual performance incentive awards may range from zero to a multiple of the guideline amount, with the result being that the competitive position of total annual cash compensation for participants in the performance incentive awards program may vary substantially from year to year depending on performance.

  To determine the total amount available for incentive awards in 1995 within the plan limits and guidelines of both plans described above, the Committee considered certain Company financial performance factors and operational and strategic accomplishments achieved in 1995. These performance factors were not individually weighted.

  The financial performance factors included the percentage change in net cash provided by operating activities over the prior year, the percentage change in total managed net income (generally, consolidated net income plus the minority interests' share of subsidiaries' net income) over the prior year, return on managed equity, and return on investment. Results of these performance factors for 1995 were compared to the Company's historical results during each of the last three fiscal years and to the estimated 1995 results and the actual results during such four-year period of the Peer Group.

  Operational and strategic accomplishments of the Company and its subsidiaries during 1995 considered by the Committee included: (i) the establishment of strategic alliances with The RTZ Corporation, PLC, through which RTZ agreed to fund $100 million of future exploration costs and up to $750 million for expansion of existing productive operations; (ii) drilling results which defined a potential "golden triangle" of mineralization which could readily be delivered to PT-FI's existing mill and concentrator facilities via expanding underground access drifts; (iii) the discovery of the BO 50 zone in Block B of PT-FI's Contract of Work ("COW"), bringing the estimated gold resource at Wabu to approximately 3 to 4 million ounces; (iv) the confirmation of numerous igneous intercepts with mineral potential in the Etna Bay district in Block I of the Eastern Mining Company COW; (v) the increase in Grasberg's proved and probable recoverable reserves of approximately 600 million metric tons of ore averaging 1.18% copper, 1.10 grams per ton gold, and 4.54 grams per ton silver; (vi) the successful completion of the expansion of PT-FI's mining and milling capacity to 125,000 metric tons per day, seven months ahead of schedule and within budget; (vii) the reduction in site operating costs from $14.31 per ton in 1994 to $11.71 per ton in 1995, producing a savings of over $100 million; (viii) the production of approximately 100 million pounds of copper and 188,000 ounces of gold above budget; (ix) the sale or completion of $263 million of infrastructure projects; (x) substantial agreement with joint venture partners regarding the $675 million Gresik Smelter project; (xi) the advancement of engineering, financing, permitting and partner relations for the Gresik Smelter project maintaining a 1998 start-up schedule as predicted at the end of 1993, and maintaining overall project costs, now backed by a lump sum contract, to within 5% of the 1993 estimates; (xii) the substantial completion of RTM's $215 million smelter expansion on time and within budget; (xiii) an increase in the Company's annual common dividend from $0.60 per share to $0.90 per share; (xiv) the completion of a $750 million credit facility; and (xv) a 32% increase in the Company's stock price from December 31, 1994 to December 31, 1995.

  After reviewing these performance factors, the Committee concluded that, collectively, financial results of the Company for 1995 exceeded the Company's 1994 results and exceeded the Peer Group median for the financial factors considered, and that operational and strategic accomplishments exceeded expectations. Based on its review, the Committee approved an incentive pool for the annual incentive plan of 1.9% of net cash provided by operating activities that was earned during the portion of 1995 occurring after the Distribution, which is less than the amount provided for under the plan, and each individual award under the annual incentive plan for 1995 was at or below the individual plan guidelines. The specific amounts awarded to each of the Executive Officers participating in the plan for 1995, including the Chief Executive Officer, are shown in the Summary Compensation Table under the heading "Executive Officer Compensation."

  Performance awards for those Executive Officers participating in the performance incentive awards program in 1995 generally approximated 180% of their guideline amounts.

 Stock Option and Long-Term Incentives

  In connection with the Distribution, Executive Officers received adjusted stock options and SARs under the Company's Adjusted Stock Award Plan and transition awards under the Company's 1995 Long-Term Performance Incentive Plan. Both of these plans were approved by the Company's stockholders in 1995. Under the Adjusted Stock Award Plan, each option to purchase shares of the common stock of FTX was converted into an adjusted option to purchase shares of FTX common stock and a new option to purchase shares of the Company's Class B Common Stock. The number of shares of FTX common stock subject to the adjusted FTX option was the same as the number of shares subject to the original FTX option, and the number of shares of the Company's common stock subject to the adjusted Company option was the number that a holder of the number of shares of FTX common stock subject to the option would have received in the Distribution. The exercise price of the original FTX option was allocated between the adjusted FTX option and the Company option based on the relative fair market values of the FTX common stock and the Company common stock. The adjusted options are otherwise subject to the same vesting, expiration, and other terms and conditions as the original FTX options to which they relate. Adjusted stock appreciation rights ("SARs") were awarded on a similar basis. The Company also granted the Executive Officers transition awards in amounts provided under the 1995 Long-Term Performance Incentive Plan, with performance periods that corresponded to the remaining performance periods of the FTX performance awards held by them at the time of the Distribution. The performance awards are earned over a four-year performance period, with values based upon the cumulative earnings per share of the Company.

  The purpose of these adjusted and transition grants was to ensure that holders of FTX options, SARs and performance awards were not penalized by the Distribution and that holders of the FTX options and SARs were placed in an equivalent position as holders of FTX common stock at the time of the Distribution.

  In 1995, stockholders also approved benefit plans providing for the grant of stock options and long-term cash incentives, pursuant to which Executive Officers are eligible to receive long-term incentives including stock options, freestanding SARs and performance units. No incentives were granted under these plans in 1995.

  Under Section 162(m), no deduction by a publicly held corporation will be allowed for compensation paid by the corporation to its most highly compensated executive officers to the extent that the amount of such compensation for the taxable year for any such individual exceeds $1 million. Section 162(m) provides for the exclusion of compensation that qualifies as performance based from the compensation that is subject to such deduction limitation. It is the policy of the Company that the components of executive compensation that are inherently performance based should qualify for such exclusion from the deduction limitation under Section 162(m). In connection with this, the Board of Directors recommended and the stockholders approved in 1995, the Annual Incentive Plan, the 1995 Long-Term Performance Incentive Plan, the 1995 Stock Option Plan and the Adjusted Stock Award Plan, which were designed to qualify compensation payable thereunder for deductibility under Section 162(m). The Company is also seeking stockholder approval of amendments to the Annual Incentive Plan and the 1995 Long-Term Performance Incentive Plan at the Meeting to ensure that compensation paid through these plans will continue to be fully deductible. The Company anticipates that the remaining components of individual executive compensation for each highly compensated Executive Officer that do not qualify for any exclusion from the deduction limitation of Section 162(m) should not exceed $1 million in any given year for most such Executive Officers and should therefore qualify for deductibility in most instances.

    Robert W. Bruce III, Chairman              George Putnam
    Leland O. Erdahl                           J. Taylor Wharton
    William B. Harrison, Jr.                   Ward W. Woods, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Corporate Personnel Committee are Messrs. Bruce, Erdahl, Harrison, Putnam, Wharton and Woods. During 1995, William H. Cunningham also served on the Committee until he resigned from the Board in December 1995. No Executive Officer served in 1995 as a director or member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or on the Company's Corporate Personnel Committee.

PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total stockholder return on Class A Common Shares with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Dow Jones Other Non-Ferrous Metals Group Index during 1991, 1992, 1993, 1994 and 1995.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                      FREEPORT-MCMORAN COPPER & GOLD INC.,
                 S & P 500 INDEX & DOW JONES OTHER NON-FERROUS
                                  METALS GROUP


                       [Performance Graph Appears Here]

                                 1990    1991    1992    1993    1994    1995
Freeport-McMoRan Copper & Gold
 Inc.                           $100.00 $214.17 $293.54 $344.89 $300.56 $409.85
S&P 500                         $100.00 $130.47 $140.41 $154.56 $156.60 $214.86
Dow Jones Other Non-Ferrous
 Metals Group                   $100.00 $109.28 $158.07 $161.87 $209.39 $235.07

ASSUMES $100 INVESTED ON DECEMBER
31, 1990 IN FREEPORT- McMoRan COPPER
& GOLD INC. CLASS A COMMON STOCK,        [Graphic describing plot point symbols]
S&P 500 INDEX & DOW JONES OTHER NON-
FERROUS METALS GROUP

* TOTAL RETURN ASSUMES
REINVESTMENT OF DIVIDENDS

CERTAIN TRANSACTIONS

  In 1992, FTX transferred substantially all of its domestic oil and gas properties and real estate held for development by it and certain of its subsidiaries to a partnership that is currently 99.8% owned by FM Properties Inc. ("FMPO"), a corporation of which Richard C. Adkerson is an executive officer. FTX subsequently distributed the FMPO common stock to its common stockholders and guaranteed FMPO's debt. In connection with the Distribution, FCX assumed a guarantee of $90 million of FMPO debt previously guaranteed by FTX and is receiving an annual 3% fee from FTX on the amount gauranteed.

  Throughout 1995, the Company and FTX were parties to a Management Services Agreement described under the heading "Executive Officer Compensation."

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors seeks ratification by the stockholders of the Board's appointment of Arthur Andersen LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for the year 1996. The Board has not determined what, if any, action would be taken should the appointment of Arthur Andersen LLP not be ratified. One or more representatives of the firm will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

                       AMENDMENT OF ANNUAL INCENTIVE PLAN

  The Board of Directors unanimously proposes that the stockholders approve the amendments to the Company's Annual Incentive Plan (the "Annual Plan"). The Annual Plan and the proposed amendments are summarized below. The summary is qualified in its entirety by reference to the text of the Annual Plan, as it is proposed to be amended, which is attached to this Proxy Statement as Exhibit A.

REASONS FOR PROPOSED CHANGES

  The Annual Plan serves as the Company's annual cash bonus plan for its most highly compensated executives. The proposed changes would expand the group eligible to participate, provide the Committee with greater flexibility as to the amounts of individual awards each year and serve to qualify awards under the Annual Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

  Certain persons whose services to the Company can have a major impact on its profitability and growth may not be employed by the Company or a subsidiary. Instead, some such persons are, or in the future may be, employed by other entities with which the Company contracts for management, executive and legal services. In order to allow all of the persons who can make substantial contributions to the Company's performance to participate in the Annual Plan, the Annual Plan is proposed to be amended to extend the eligibility provisions to include (i) providers of executive, management and legal services, if designated as participants by the Committee, and (ii) employees of entities in which the Company has an economic interest, if designated as subsidiaries of the Company by the Committee for purposes of the Annual Plan.

  The proposed amendments also are intended to provide the Committee with greater flexibility to set the level of individual awards on an annual basis, subject to an overall per person annual limit. The Annual Plan currently sets percentages applicable to certain executive officer positions. Under the proposed amendments, the Committee would consider and set the percentages at the beginning of each year.

  Section 162(m) limits tax deductions for executive compensation under certain circumstances. The limitations relate to the compensation of the Company's chief executive officer and the four other most highly paid executive officers. However, compensation will be tax deductible without regard to the limitation imposed by Section 162(m) if the compensation satisfies the "performance-based" requirements of Section 162(m). Several of the amendments summarized below are intended to continue to qualify payments made under the Annual Plan as tax-deductible, performance-based compensation under the provisions of Section 162(m).

SUMMARY OF THE ANNUAL INCENTIVE PLAN AS PROPOSED TO BE AMENDED

 General

  The stockholders originally approved the Annual Plan in 1995. The purpose of the Annual Plan is to provide incentives for senior executives whose performance can have a major impact on the Company's profitability and future growth.

 Administration

  Awards under the Annual Plan are made by the Committee, which currently consists of six members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m).

 Eligible Participants

  The Annual Plan provides that the Committee may select salaried officers or employees of the Company or any of its subsidiaries (including officers or employees who are also directors) to receive awards under the Annual Plan, and determine the amounts of such awards. The proposed amendments expand the group of persons eligible to receive awards to include non-employees who provide management, executive and legal services to the Company or a subsidiary and any person who has agreed in writing to become a person eligible to participate within 30 days. Although all employees, officers and non-employee service providers are eligible to receive awards, the Company anticipates that approximately twelve officers will be considered for participation and that only a small number of those officers will participate in the Annual Plan. In 1996, four officers are expected to participate in the Annual Plan. The proposed amendments also define the term "subsidiary" as (i) any entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a subsidiary by the Committee.

 Performance Awards

  Awards under the Annual Plan are paid from the plan funding amount (the "Plan Funding Amount"), which is equal to two and one-half percent of the Net Cash Provided by Operating Activities (as such term is defined in the Annual Plan) for the year with respect to which awards are made. The Annual Plan currently provides that the Committee may award less than the Plan Funding Amount for a given year and gives the Committee discretion to reduce or eliminate the amount of a participant's award. If the Plan Funding Amount exceeds the aggregate amount awarded in any year, the excess will not be available for awards with respect to future years. To ensure that the Annual Plan conforms with the requirements of Section 162(m), the proposed amendments specify that any reduction may not accrue to the benefit of any other participant in the Annual Plan who is subject to Section 162(m). In addition, under the proposed amendments, any adjustments to the Plan Funding Amount for material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items must be specified at the time the participants' maximum percentages of the Plan Funding Amount are set or within the first 90 days of the year, if permitted under Section 162(m).

  The Annual Plan currently provides that, subject to the Committee's discretion to reduce the aggregate amount of awards paid with respect to a calendar year, the maximum percentages of the Plan Funding Amount that may be awarded to executive officers subject to Section 162(m) are as follows: 35% to the chief executive officer, 20% to the chief operating officer, 20% of the chief financial officer, 15% to the chief investment officer and 10% to the vice chairman of the board, or if there is no such individual, any other participant subject to Section 162(m). The proposed amendments delete these specified percentages and grant the Committee discretion to assign participation percentages among the participants who are subject to Section 162(m) within 90 days after the beginning of the year with respect to which such awards will be paid, subject to a maximum annual award to any one employee of 60% of the Plan Funding Amount. This amendment is generally intended to provide the Committee with the flexibility to determine annually the level at which participants under the Annual Plan should be compensated for their personal contributions to the Company while allowing awards paid under the Annual Plan to continue to qualify as performance-based compensation under Section 162(m).

  Awards may not be made under the Annual Plan with respect to any calendar year in which the average of annual "Return on Investment" (as defined in the Annual Plan) for such year and each of the four preceding calendar years, after giving effect to any amounts awarded or credited with respect to such prior years and the amounts that would have been so awarded or credited with respect to such calendar year, is less than six percent.

  Subject to certification by the Committee, awards under the Annual Plan are paid in cash by February 28 of the year following the grant of such awards, unless a participant elects to defer some or all of such payments. The Annual Plan provides that unpaid deferred amounts will bear interest at the prime commercial lending rate of The Chase Manhattan Bank, N.A., and the proposed amendments eliminate the power of the Committee to designate a different rate other than the prime commercial lending rate of another major national bank headquartered in New York, New York.

 Termination or Amendment of Annual Plan

  The Annual Plan may be terminated at any time, in whole or in part, and may be amended from time to time by the Board or, upon delegation, by the Committee. However, no amendment or termination may adversely affect the awards previously made to a participant and deferred by such participant pursuant to the Annual Plan. Certain amendments to the Annual Plan will require stockholder approval in order for awards under the Annual Plan to continue to qualify as performance-based compensation under Section 162(m).

AWARDS UNDER THE AMENDED PLAN

  The following table sets forth the maximum awards under the Annual Plan, as proposed to be amended, that could have been made with respect to 1995 to (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all persons other than the executive officers who will be participants in the Annual Plan during 1996, if the Annual Plan, as proposed to be amended, had been in effect in 1995.

                               NEW PLAN BENEFITS

                             ANNUAL INCENTIVE PLAN

                                                                        DOLLAR
                        NAME AND POSITION(1)                           VALUE(2)
                        --------------------                          ----------
James R. Moffett, Chairman of the Board and Chief Executive Officer.  $4,913,950
Rene L. Latiolais, Vice Chairman of the Board.......................   1,474,185
Richard C. Adkerson, Executive Vice President.......................   1,965,580
Charles W. Goodyear, Senior Vice President..........................   1,474,185
Executive Officer Group.............................................   9,827,900
Non-Executive Officer Director Group................................          --
Non-Executive Officer Employee Group................................          --

---------
(1) George A. Mealey, one of the executive officers named in the Summary Compensation Table, retired from his position as President and Chief Operating Officer effective March 1, 1996, and will not receive any awards under the Annual Plan, as proposed to be amended.
(2) The amounts of awards under the Annual Plan for 1996 performance will be determined by reference to "Net Cash Provided by Operating Activities" for 1996 and are thus not determinable at this time. The amounts set forth in this column of this table are the maximum awards that could have been made with respect to 1995 if the Annual Plan, as proposed to be amended, had been in effect in 1995 and if the Committee had designated the per person percentages for 1995 that it designated in 1996.

                              ------------------

  If the proposed amendments are not approved by the stockholders, no awards will be paid under the Annual Plan to executive officers subject to Section 162(m) for 1996. In that event, the Committee may decide to pay any such officer a cash bonus other than the bonus provided for in the Annual Plan. In addition, the Annual Plan, as proposed to be amended, does not preclude the Company from adopting or continuing in effect other compensation arrangements with Annual Plan participants.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENTS TO THE ANNUAL PLAN

  Approval of the proposed amendments to the Annual Plan requires the affirmative vote of a majority of the Common Shares present and entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF THE COMMON SHARES VOTE FOR THE PROPOSED AMENDMENTS TO THE ANNUAL PLAN.

             AMENDMENT OF 1995 LONG-TERM PERFORMANCE INCENTIVE PLAN

  The Board of Directors unanimously proposes that the stockholders approve the amendments to the Company's 1995 Long-Term Performance Incentive Plan (the "Long-Term Plan"). The Long-Term Plan and the proposed amendments are summarized below. The summary is qualified in its entirety by reference to the text of the Long-Term Plan, as it is proposed to be amended, which is attached to this Proxy Statement as Exhibit B.

REASONS FOR THE PROPOSED CHANGES

  The Long-Term Plan serves as a long-term incentive plan for senior executives based upon Company performance over a four-year period. The proposed changes would expand the group eligible to participate, provide the Committee with greater flexibility as to the amounts of individual awards each year and serve to qualify awards under the Long-Term Plan as performance-based compensation under Section 162(m).

  Certain persons whose services to the Company can have a major impact on its profitability and growth may not be employed by the Company or a subsidiary. Instead, some such persons are, or in the future may be, employed by other entities with which the Company contracts for management, executive and legal services. In order to allow all of the persons who can make substantial contributions to the Company's performance to participate in the Long-Term Plan, the Long-Term Plan is proposed to be amended to extend the eligibility provisions to include (i) providers of executive, management and legal services, if designated as participants by the Committee, and (ii) employees of entities in which the Company has an economic interest, designated as subsidiaries of the Company by the Committee for purposes of the Long-Term Plan.

  The proposed amendments also are intended to provide the Committee with greater flexibility to set the level of individual awards on an annual basis, subject to an annual per person limit. The Long-Term Plan currently fixes the number of performance units to be granted to persons holding certain executive officer positions. Under the proposed amendments, the Committee would determine at the beginning of each year the number of performance units to be awarded to participants, subject to a per person annual maximum of 250,000 units.

  Section 162(m) limits tax deductions for executive compensation under certain circumstances. The limitations relate to the compensation of the Company's chief executive officer and the four other most highly paid executive officers. However, certain compensation is tax deductible without regard to the limitation imposed by Section 162(m) if the compensation satisfies the requirements for "performance-based" compensation under Section 162(m). Several of the amendments summarized below are intended to continue to qualify payments made under the Long-Term Plan as tax-deductible, performance-based compensation under the provisions of Section 162(m).

SUMMARY OF THE LONG-TERM PLAN AS PROPOSED TO BE AMENDED

 General

  The Board of Directors and the stockholders originally approved the Long-Term Plan in 1995. The purpose of the Long-Term Plan is to provide incentive awards for senior executives whose performance can have a major impact on the Company's profitability and future growth.

 Administration

  Performance awards under the Long-Term Plan are made by the Committee, which currently consists of six members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m).

 Eligible Participants

  The Long-Term Plan provides that the Committee may select salaried officers or employees of the Company or any of its subsidiaries (including officers or employees who are also directors) for participation in the Long-Term Plan. The proposed amendments expand the group of persons eligible to receive awards to include non-employees who provide management, executive and legal services to the Company or a subsidiary and any person who has agreed in writing to become a person eligible to participate within 30 days. Although all employees, officers and non-employee service providers are eligible to receive performance awards, the Company anticipates that only approximately twenty-five officers and fifteen employees will be considered for participation and that approximately fifteen of those officers and ten of those employees would participate in the Long-Term Plan. In 1996, only fifteen officers and six employees have been designated as participants in the Long-Term Plan. The proposed amendments also expand the definition of the term "subsidiary" to include an entity in which the Company has a direct or indirect economic interest that is designated as a subsidiary by the Committee. A participant may hold more than one outstanding performance award at any time.

 Performance Awards

  A performance award consists of a number of performance units credited to a performance award account for each participant. The Long-Term Plan currently specifies the number of performance units that may be granted annually to the chief executive officer (110,000 units), the chief operating officer (65,000 units), vice chairman of the Board (35,000 units) and other participants who are subject to Section 162(m) (30,000 units). The proposed amendments delete these specified amounts and grant the Committee discretion to award performance units to participants who are subject to Section 162(m) within 90 days after the beginning of the year, subject to a maximum annual award to any one employee of 250,000 performance units.

  On December 31 of each year, each performance award account is credited with an amount equal to the "Annual Earnings Per Share" or "Net Loss Per Share," as defined in the Long-Term Plan, for each performance unit then credited to such account. The balance in the account is paid to the participant in cash as soon as practicable after December 31 of the year in which the third anniversary of the award occurs, unless, in certain cases, the participant's employment with the Company terminates prior to that date.

  Under the Long-Term Plan, the Committee may, in its sole discretion, suspend the making of credits that otherwise would have been made to performance award accounts belonging to all or certain participants. The Committee may also determine that account balances will bear interest during any such suspension period, except that under the proposed amendments, account balances of participants subject to Section 162(m) will not bear interest.

  A participant may elect to defer for up to ten years the payment of all or a portion of any amount to which he or she has become entitled. Subject to the Committee's discretion to establish a different rate of interest, unpaid deferred amounts will bear interest at the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. Under the proposed amendments, the Committee no longer will have the discretion to specify a different rate or manner of determining the amount of interest other than the prime commercial lending rate of a major national bank headquartered in New York, New York.

  The number of all performance units outstanding at any time under the Long-Term Plan may not exceed 3,000,000. Performance units that have been forfeited, or with respect to which payment has been made or deferred, are not considered to be outstanding. No performance awards may be granted under the Long-Term Plan after December 31, 1999.

 Termination of Employment

  If a participant's employment with the Company or one of its subsidiaries terminates prior to December 31 of the year in which the third anniversary of the award occurs for any reason other than death, disability or retirement (and other than within two years of a change in control of the Company), the unpaid balance in such participant's performance award account (other than amounts that would have been paid if not deferred) is forfeited. However, unless the participant is discharged for dishonesty or similar serious misconduct directly related to the performance of the participant's duties, the Committee may elect, in special mitigating circumstances, to determine that no such forfeiture will occur. If termination of employment is by reason of death, disability, retirement, or is within two years following a change in control, performance award account balances will be paid to such participant as soon as practicable after December 31 of the year in which such termination occurs. If a participant's employment with the Company is terminated, but the participant continues to be employed by a Related Entity, as defined in the Plan, the participant's performance award account will continue to be credited under the terms of the Long-Term Plan as if there had been no change in the participant's employment status. In addition, the Committee may pay a supplemental amount to a former participant, other than a participant who is at the time of payment subject to Section 162(m), determined as if the term of a performance award of such former participant had been extended for up to an additional three years after the date of such participant's termination.

 Termination or Amendment of the Long-Term Plan

  The Long-Term Plan may be terminated at any time, in whole or in part, and may be amended from time to time by the Board or, upon delegation, by the Committee. However, no such amendment or termination may adversely affect the amounts previously credited to a participant's performance award account. Certain amendments to the Long-Term Plan will require stockholder approval in order for awards under the Long-Term Plan to continue to qualify as performance-based compensation under Section 162(m).

  The Long-Term Plan currently provides that the Committee may terminate the Long-Term Plan and make a lump sum payment of unpaid performance units accrued under the Long-Term Plan. In order to ensure that the Long-Term Plan conforms with the requirements of Section 162(m), the proposed amendments provide that if the Committee terminates the Long-Term Plan, any payment to a participant who is subject to Section 162(m) with respect to accrued, unpaid performance units must be discounted to reflect present value.

 Other Changes

  Several additional amendments, which are indicated in the Long-Term Plan attached as Exhibit B hereto, are intended to conform the remainder of the Long-Term Plan with the proposed amendments described above and to address technical issues in connection with the Section 162(m) limitations.

AWARDS UNDER THE AMENDED PLAN

  The following table sets forth the benefits under the Long-Term Plan, as proposed to be amended, that have been granted, subject to stockholder approval of the proposed amendments, to (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, other than executive officers, as a group.

                               NEW PLAN BENEFITS

                   1995 LONG-TERM PERFORMANCE INCENTIVE PLAN

                                                                        NUMBER
                                                                           OF
                         NAME AND POSITION(1)                           UNITS(2)
                         --------------------                           -------
James R. Moffett, Chairman of the Board and
 Chief Executive Officer............................................... 180,000
Rene L. Latiolais, Vice Chairman of the Board..........................  50,000
Richard C. Adkerson, Executive Vice President..........................  75,000
Charles W. Goodyear, Senior Vice President.............................  50,000
Executive Group........................................................ 355,000
Non-Executive Director Group...........................................      --
Non-Executive Officer Employee Group................................... 227,000

---------
(1) George A. Mealey, one of the executive officers named in the Summary Compensation Table, retired from his position as President and Chief Operating Officer effective March 1, 1996, and will not receive any awards under the Long-Term Plan, as proposed to be amended.
(2) The amounts of payments that may be made with respect to performance awards granted under the Long-Term Plan in 1996 will be determined by reference to "Annual Earnings Per Share" or "Net Loss Per Share" for 1996, 1997, 1998 and 1999 and thus are not determinable at this time.

  If the proposed amendments are not approved by the stockholders, no payment will be made under the Long-Term Plan with respect to grants of performance units in 1996 to executive officers subject to Section 162(m). In that event, the Committee may decide to pay any such officer a cash bonus other than the bonus provided for in the Long-Term Plan. In addition, the Long-Term Plan, as proposed to be amended, does not preclude the Company from adopting or continuing in effect other compensation arrangements with Long-Term Plan participants.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENTS TO THE LONG-TERM PLAN

  Approval of the proposed amendments to the Long-Term Plan requires the affirmative vote of a majority of the Common Shares present and entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF THE COMMON SHARES VOTE FOR THE PROPOSED AMENDMENTS TO THE LONG-TERM PLAN.

                                                                      EXHIBIT A

 SET FORTH BELOW IS THE TEXT OF THE ANNUAL INCENTIVE PLAN OF FREEPORT-McMoRan
  COPPER & GOLD INC., AS  PROPOSED TO BE AMENDED. MATERIAL  TO BE ADDED AS A
   RESULT OF THE AMENDMENTS  IS SHOWN IN BOLDFACE TYPE,  AND MATERIAL TO BE
    DELETED IS SHOWN IN BRACKETS.

                             ANNUAL INCENTIVE PLAN
                    OF FREEPORT-MCMORAN COPPER & GOLD INC.

                                   ARTICLE I

                                Purpose of Plan

  Section 1.1. The purpose of the Annual Incentive Plan of Freeport-McMoRan Copper & Gold Inc. (the "Plan") is to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Copper & Gold Inc. (the "Company") and its subsidiaries.

                                  ARTICLE II

                          Administration of the Plan

  Section 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of an Award to any Covered Officer. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries and their respective equity holders.

                                  ARTICLE III

                     Eligibility for and Payment of Awards

  Section 3.1. Subject to the provisions of the Plan, in each calendar year the Committee may select [officers or employees (including officers or employees who are also directors) of the

Company or any of its subsidiaries] ANY OF THE FOLLOWING to receive Awards under the Plan with respect to such year[, and determine the amount of such Awards.] AND DETERMINE THE AMOUNTS OF SUCH AWARDS: (A) ANY PERSON PROVIDING SERVICES AS AN OFFICER OF THE COMPANY OR A SUBSIDIARY, WHETHER OR NOT EMPLOYED BY SUCH ENTITY, INCLUDING ANY PERSON WHO IS ALSO A DIRECTOR OF THE COMPANY, (B) ANY SALARIED EMPLOYEE OF THE COMPANY OR A SUBSIDIARY, INCLUDING ANY DIRECTOR WHO IS ALSO AN EMPLOYEE OF THE COMPANY OR A SUBSIDIARY, (C) ANY OFFICER OR SALARIED EMPLOYEE OF AN ENTITY WITH WHICH THE COMPANY HAS CONTRACTED TO RECEIVE EXECUTIVE, MANAGEMENT OR LEGAL SERVICES WHO PROVIDES SERVICES TO THE COMPANY OR A SUBSIDIARY THROUGH SUCH ARRANGEMENT AND (D) ANY PERSON WHO HAS AGREED IN WRITING TO BECOME A PERSON DESCRIBED IN CLAUSES (A), (B) OR (C) WITHIN NOT MORE THAN 30 DAYS FOLLOWING THE DATE OF GRANT OF SUCH PERSON'S FIRST AWARD UNDER THE PLAN.

  Section 3.2. Subject to the provisions of the Plan, Awards with respect to any year shall be paid to each Participant at such time established by the Committee following the determination of the amounts of such Awards, which payment shall in no event be later than February 28 of the year following such Award Year.

  Section 3.3. Notwithstanding the provisions of Section 3.2, if, prior to the date established by the Committee for any Award Year, a Participant shall so elect, in accordance with procedures established by the Committee, all or any part of an Award to such Participant with respect to such Award Year shall be deferred and paid in one or more periodic installments, not in excess of ten, at such time or times before or after the date of such Participant's Termination of Employment, but not later than ten years after such date of Termination of Employment, as shall be specified in such election. If and only if any Award or portion thereof is so deferred for payment after December 31 of the year following such Award Year, such Award or portion thereof, as the case may be, shall, commencing with January 1 of the year following such Award Year, accrue interest at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) OR BY ANOTHER MAJOR NATIONAL BANK HEADQUARTERED IN NEW YORK, NEW YORK AND DESIGNATED BY THE COMMITTEE [or at such other rate and in such manner as shall be determined from time to time by the Committee]. If such Participant's Termination of Employment occurs for any reason other than death, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan and if, on the date of such Termination of Employment, there remain unpaid any installments of Awards which have been deferred as provided in this Section 3.3, the Committee may, in its sole discretion, authorize payment to the Participant of the aggregate amount of such unpaid installments in a lump sum, notwithstanding such election.

  Section 3.4. (a) Notwithstanding the provisions of Sections 3.1, 3.2, 3.3, 4.2(a), and 4.2(b) hereof, any Award to any Covered Officer shall be granted in accordance with the provisions of this Section 3.4.
[Subject to the discretion of the Committee as set forth in Section 4.2(c) hereof, the amount of the Award that may be granted with respect to any calendar year to the Covered Officer who is functioning as the chief executive officer of the Company at the time of such grant shall be 35% of the Plan Funding Amount for such year, the amount of the Award that may be granted with respect to any calendar year to the Covered Officer who is functioning as the chief operating officer or chief financial officer of the Company at the time of such grant shall be, as to each such individual, 20% of the Plan Funding Amount for such year, the amount of the Award that may be granted with respect to any calendar year to the Covered Officer who is functioning as the chief investment officer of the Company at the time of such grant shall be 15% of the Plan Funding Amount for such year, and the amount of the Award that may be granted with respect to any calendar year to the Covered Officer who is the Vice Chairman of the Board of the Company at the time of such grant or, if there is no such individual, any other Covered Officer of the Company at the time of such grant shall be 10% of the Plan Funding Amount for such year.]

  (b) All Awards to Covered Officers under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of Section 162(m) [of the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service of the Department of the Treasury thereunder].

  (C) THE COMMITTEE SHALL ASSIGN PARTICIPANT SHARES OF THE PLAN FUNDING AMOUNT TO THOSE COVERED OFFICERS WHOM THE COMMITTEE DESIGNATES AS PARTICIPANTS FOR THAT AWARD YEAR (WHICH PARTICIPANT SHARES IN THE AGGREGATE MAY NOT EXCEED 100% OF THE PLAN FUNDING AMOUNT). THE MAXIMUM ANNUAL AWARD THAT MAY BE MADE TO ANY COVERED OFFICER FOR AN AWARD YEAR IS 60% OF THE PLAN FUNDING AMOUNT.

  (D) IF THE PLAN FUNDING AMOUNT WITH RESPECT TO AN AWARD YEAR IS TO BE ADJUSTED TO EXCLUDE THE EFFECT OF MATERIAL CHANGES IN ACCOUNTING POLICIES OR PRACTICES, MATERIAL ACQUISITIONS OR DISPOSITIONS OF PROPERTY, OR OTHER UNUSUAL ITEMS ON THE PLAN FUNDING AMOUNT, THE COMMITTEE MUST SO PROVIDE AT THE TIME THAT THE PARTICIPANT SHARES OF THE PLAN FUNDING AMOUNT FOR THAT AWARD YEAR ARE ASSIGNED OR WITHIN THE FIRST 90 DAYS OF THE AWARD YEAR, IF PERMITTED UNDER
SECTION 162(M).

  [(c)](E) Any provision of the Plan to the contrary notwithstanding, no Covered Officer shall be entitled to any payment of an Award with respect to a calendar year unless the members of the Committee referred to in Section 3.4(b) hereof shall have certified the PARTICIPANT SHARE FOR EACH COVERED OFFICER, THE Plan Funding Amount for such year and that the condition of Section 4.1 hereof has been met for such year.

                                   ARTICLE IV

                               General Provisions

  Section 4.1. Any provision of the Plan to the contrary notwithstanding, no Award shall be made pursuant to Section 3.1 or 3.4 with respect to any calendar year if the average of the Return on Investment for such calendar year and each of the four preceding calendar years, after giving effect to the aggregate amount (if any) that was awarded or credited with respect to such prior years and the aggregate amount that would otherwise have been so awarded or credited with respect to such calendar year, would be less than 6%.

  Section 4.2. (a) In determining the aggregate amount awarded to Participants under the Plan for any calendar year, the Committee shall consider as a guideline that the aggregate amount of all Awards granted with respect to any calendar year should not exceed two and one-half percent of Net Cash Provided by Operating Activities for such year.

  (b) If Managed Net Income or Total Investment of Capital for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Managed Net Income or Total Investment of Capital and make payments and reductions accordingly under the Plan; provided that, EXCEPT AS PROVIDED IN SECTION 3.4(D) HEREOF, the Committee shall not take any such adjustment into account in calculating Awards to Covered Officers if the effect of such adjustment would be to increase the Plan Funding Amount.

  (c) Notwithstanding the provisions of subparagraphs (a) and (b) above, the amount available for the grant of Awards under the Plan to Covered Officers with respect to a calendar year shall be equal to the Plan Funding Amount for such year and, EXCEPT AS SPECIFIED UNDER SECTION 3.4(C), any adjustments made in accordance with or for the purposes of subparagraphs (a) or (b) that would have the effect of increasing the Plan Funding Amount shall be disregarded for purposes of calculating Awards to Covered Officers. The Committee may, in the exercise of its discretion, determine that the aggregate amount of all Awards granted to Covered Officers with respect to a calendar year shall be less than the Plan Funding Amount for such year, but the excess of such Plan Funding Amount over such aggregate amount of Awards granted to Covered Officers shall not be available for any Awards to Covered Officers with respect to future years. In addition, the Committee may, in the exercise of its discretion, reduce or eliminate the amount of an Award to a Covered Officer otherwise calculated in accordance with the provisions of Section 3.4 prior to payment thereof. ANY REDUCTION OF AN AWARD SHALL NOT ACCRUE TO THE BENEFIT OF ANY OTHER COVERED OFFICER.

  Section 4.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 4.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

  Section 4.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

  Section 4.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company, is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

  Section 4.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

  Section 4.7. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

                                   ARTICLE V

                      Amendment or Termination of the Plan

  Section 5.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect any Awards previously made to a Participant and deferred by such Participant pursuant to Section 3.3. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 5.1.

                                   ARTICLE VI

                                  Definitions

  Section 6.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

    (a) Award: The grant of an award of cash by the Committee to a Participant pursuant to Section 3.1 or 3.4.

    (b) Award Year: Any calendar year or portion thereof with respect to which an Award may be granted.

    (c) Board of Directors: The Board of Directors of the Company.

    (d) Committee: The Committee designated pursuant to Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

    (e) Covered Officer: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any Award will be paid to such individual.

    (f) Managed Net Income: With respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated subsidiaries for such year as reviewed by the Company's independent auditors and released by the Company to the public; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated subsidiaries for such year as reviewed by the Company's independent auditors and released by the Company to the public; plus (or minus) (iii) the effect of changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the minority interests' share in such changes in accounting principles as reviewed by the Company's independent auditors and released by the Company to the public.

    (g) Net Cash Provided by Operating Activities: With respect to any year, the net cash provided by operating activities of the Company and its consolidated subsidiaries for such year as reviewed by the Company's independent auditors and released by the Company to the public.

    (h) Net Interest Expense: With respect to any year, the net interest expense of the Company and its consolidated subsidiaries for such year as reviewed by the Company's independent auditors and released by the Company to the public.

    (i) Participant: An individual who has been selected by the Committee to receive an Award.

    (J) PARTICIPANT SHARE: THE PERCENTAGE OF THE PLAN FUNDING AMOUNT ASSIGNED TO A COVERED EMPLOYEE BY THE COMMITTEE.

    [(j)](K) PLAN FUNDING AMOUNT: With respect to any year, two and one-half percent of Net Cash Provided by Operating Activities for such year[; provided, however, that the Plan Funding Amount for 1995 shall equal two and one-half percent of the portion of Net Cash Provided by Operating Activities that was earned during the portion of 1995 occurring after the distribution by Freeport-McMoRan Inc. to its common shareholders of all of the shares of Class B Common Stock of the Company then owned by it].

    [(k)](L) Return on Investment: With respect to any year, the result (expressed as a percentage) calculated according to the following formula:

                                   a + (b-c)
                                   ---------
                                       d

  in which "a" equals Managed Net Income for such year, "b" equals Net Interest Expense for such year, "c" equals Tax on Net Interest Expense for such year, and "d" equals Total Investment of Capital for such year.

    (M) SECTION 162(M): SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND RULES PROMULGATED BY THE INTERNAL REVENUE SERVICE THEREUNDER.

    (N) SUBSIDIARY: (I) ANY CORPORATION OR OTHER ENTITY IN WHICH THE COMPANY POSSESSES DIRECTLY OR INDIRECTLY EQUITY INTERESTS REPRESENTING AT LEAST 50% OF THE TOTAL ORDINARY VOTING POWER OR AT LEAST 50% OF THE TOTAL VALUE OF ALL CLASSES OF EQUITY INTERESTS OF SUCH CORPORATION OR OTHER ENTITY AND
  (II) ANY OTHER ENTITY IN WHICH THE COMPANY HAS A DIRECT OR INDIRECT ECONOMIC INTEREST THAT IS DESIGNATED AS A SUBSIDIARY BY THE COMMITTEE.

    [(l)](O) Tax on Net Interest Expense: With respect to any year, the tax on the net interest expense of the Company and its consolidated subsidiaries for such year calculated at the appropriate statutory income tax rate for such year as reviewed by the Company's independent auditors.

    [(m)](P) Termination of Employment: Solely for purposes of Section 3.3 hereof, the cessation of the rendering of services, whether or not as an employee, to any and all of the following entities: the Company, any subsidiary of the Company, Freeport-McMoRan Inc., any subsidiary of Freeport-McMoRan Inc., McMoRan Oil & Gas Co., any subsidiary of McMoRan Oil & Gas Co., and any law firm rendering services to any of the foregoing entities provided such law firm consists of at least two or more members or associates who are or were officers of the Company or any subsidiary of the Company.

    [(n)](Q) Total Investment of Capital: With respect to any year, the sum of (i) the weighted average of the stockholders' equity in the Company and its consolidated subsidiaries for such year, (ii) the weighted average of the minority interests in the consolidated subsidiaries of the Company for such year, (iii) the weighted average of the redeemable preferred stock of the Company for such year and (iv) the weighted average of the long-term debt of the Company and its consolidated subsidiaries for such year, all as shown in the quarterly balance sheets of the Company and its consolidated subsidiaries for such year.

                                                                      EXHIBIT B

SET FORTH BELOW  IS THE TEXT OF THE 1995 LONG-TERM  PERFORMANCE INCENTIVE PLAN
 OF FREEPORT-McMoRan COPPER & GOLD INC.,  AS PROPOSED TO BE AMENDED. MATERIAL
  TO BE ADDED AS A RESULT OF THE AMENDMENTS IS SHOWN IN BOLDFACE TYPE, AND MATERIAL TO BE DELETED IS SHOWN IN BRACKETS.

                   1995 LONG-TERM PERFORMANCE INCENTIVE PLAN
                    OF FREEPORT-MCMORAN COPPER & GOLD INC.

                                   ARTICLE I

                                Purpose of Plan

  Section 1.1. The purposes of the 1995 Long-Term Performance Incentive Plan of Freeport-McMoRan Copper & Gold Inc. (the "Plan") are (i) to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Copper & Gold Inc. (the "Company") and its subsidiaries and (ii) to provide for the issuance of awards relating to performance awards issued to employees and officers of Freeport-McMoRan Inc. ("FTX"), the Company's current parent, in connection with the Distribution.

                                  ARTICLE II

                          Administration of the Plan

  Section 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of any credit to or payment from the Performance Award Account of any Covered Officer. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including but not limited to the Participants, the Company and its subsidiaries and their respective equity holders.

                                  ARTICLE III

                Eligibility For and Grant of Performance Awards

  Section 3.1. Subject to the provisions of the Plan, the Committee may from time to time select [officers or employees (including officers or employees who are also directors) of the Company or any Subsidiary] ANY OF THE FOLLOWING to be granted Performance Awards under the Plan, and determine the number of Performance Units covered by each such Performance Award: (A) ANY PERSON PROVIDING SERVICES AS AN OFFICER OF THE COMPANY OR A SUBSIDIARY, WHETHER OR NOT EMPLOYED BY SUCH ENTITY, INCLUDING ANY PERSON WHO IS ALSO A DIRECTOR OF THE COMPANY, (B) ANY SALARIED EMPLOYEE OF THE COMPANY OR A SUBSIDIARY, INCLUDING ANY DIRECTOR WHO IS ALSO AN EMPLOYEE OF THE COMPANY OR A SUBSIDIARY, (C) ANY OFFICER OR SALARIED EMPLOYEE OF AN ENTITY WITH WHICH THE COMPANY HAS CONTRACTED TO RECEIVE EXECUTIVE, MANAGEMENT OR LEGAL SERVICES WHO PROVIDES SERVICES TO THE COMPANY OR A SUBSIDIARY THROUGH SUCH ARRANGEMENT AND (D) ANY PERSON WHO HAS AGREED IN WRITING TO BECOME A PERSON DESCRIBED IN CLAUSES (A), (B) OR (C) WITHIN NOT MORE THAN 30 DAYS FOLLOWING THE DATE OF GRANT OF SUCH PERSON'S FIRST PERFORMANCE AWARD UNDER THE PLAN. In addition, the Committee will identify Eligible Individuals for the grant of Transition Awards. Performance Awards may be granted at different times to the same individual. No Performance Awards shall be granted hereunder after December 31, 1999.

  Section 3.2. Upon the grant of a Performance Award to a Participant, the Company shall establish a Performance Award Account for such Participant and shall credit to such Performance Award Account the number of Performance Units covered by such Performance Award.

  Section 3.3. Subject to adjustment as provided in Section 3.4(d), the number of Performance Units outstanding at any time shall not exceed 3,000,000. Performance Units that shall have been forfeited or with respect to which payment has been made pursuant to Section 4.2 or deferred pursuant to Section
4.4 shall not thereafter be deemed to be credited or outstanding for any purpose of the Plan and may again be the subject of Performance Awards.

  Section 3.4. (a) Notwithstanding the provisions of Section 3.1, 3.2 and 3.3 [hereof, with respect to any], ALL Performance Awards granted [under the Plan after December 31, 1995 the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Officer who is functioning as the chief executive officer of the Company at the time of such grant shall be 110,000; the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Officer who is functioning as the chief operating officer of the Company at the time of such grant shall be 65,000; the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Officer who is the Vice Chairman of the Board of the Company at the time of such grant shall be 35,000; and the number of Performance Units covered by an annual Performance Award that may be granted to any other Covered Officer shall be, as to each such individual, 30,000.] TO COVERED OFFICERS MUST BE GRANTED NO LATER THAN 90 DAYS FOLLOWING THE BEGINNING OF THE PLAN YEAR. NO COVERED OFFICER MAY BE GRANTED MORE THAN 250,000 PERFORMANCE UNITS IN ANY CALENDAR YEAR.

  (b) Notwithstanding the provisions of Section 3.1, 3.2 and 3.3 hereof and subject to adjustment as provided in Section 3.4(d), with respect to any Transition Awards granted under the Plan during calendar year 1995, the number of Performance Units covered by any such Transition Award that may be granted to the Covered Officer who is functioning as the chief executive officer of the Company at the time of such grant shall be 400,000, in such series as are designated on Schedule A; the number of Performance Units covered by any such Transition Award that may be granted to the Covered Officer who is functioning as the chief operating officer of the Company at the time of such grant shall be 160,000, in such series as are designated on Schedule A; the number of Performance Units covered by any such Transition Award that may be granted to the Vice Chairman of the Board of the Company at the time of such grant shall be 230,000, in such series as are designated on Schedule A; and the number of Performance Units covered by any such Transition Award that may be granted to any other Covered Officer shall be, as to each such individual, 120,000, in such series as are designated on Schedule A.

  (c) All Performance Awards to Covered Officers under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service of the Department of the Treasury thereunder.

  (d) Upon effectiveness of the Plan, each number of Performance Units specified in Section 3.3 and in paragraph (b) of this Section 3.4 shall be multiplied by a fraction, the numerator of which is the number of shares of all classes of common stock of the Company outstanding immediately after the Distribution, and the denominator of which is the number of common shares of FTX outstanding immediately prior to the Distribution.

                                   ARTICLE IV

     Credits To and Payments From Participants' Performance Award Accounts

  Section 4.1. (a) Except as provided in paragraph (b), subject to the provisions of the Plan, each Performance Unit in any Performance Award Account of each Participant at December 31 of any year shall be credited, as of such December 31 of each year in the Performance Period for such Performance Unit, with an amount equal to the Annual Earnings Per Share (or Net Loss Per Share) for such year; provided that, if in any year there shall be any outstanding Net Loss Carryforward applicable to such Performance Unit, such Net Loss Carryforward shall be applied to reduce any amount which would otherwise be credited to or in respect of such Performance

Unit pursuant to this Section 4.1 in such year until such Net Loss Carryforward has been fully so applied.

  (b) With respect to Performance Units outstanding on December 31, 1995, the credit in respect of any such Performance Unit shall equal the portion of Annual Earnings Per Share (or Net Loss Per Share) that relates to the portion of such year occurring after the effective date of the Distribution.

  Section 4.2. (a) Subject to the provisions of the Plan, amounts credited to a Participant's Performance Award Account in respect of Performance Units shall be paid to such Participant as soon as practicable on or after the Award Valuation Date with respect to such Performance Units.

  (b) Payments pursuant to Section 4.2(a) shall be in cash.

  (c) Notwithstanding any other provision of the Plan to the contrary, no Covered Officer shall be entitled to any payment with respect to any Performance Units unless the members of the Committee referred to in Section 3.4(c) hereof shall have certified the amount of the Annual Earnings Per Share (or Net Loss Per Share) for each year or portion thereof in the Performance Period applicable to such Performance Units.

  Section 4.3. In addition to any amounts payable pursuant to Section 4.2, the Committee may in its sole discretion determine that there shall be payable to a former Participant, OTHER THAN A PARTICIPANT WHO IS AT THE TIME OF ANY PAYMENT A COVERED OFFICER, a supplemental amount not exceeding the excess, if any, of
(i) the amount determined in accordance with Section 4.1 which would have been payable to such former Participant if the Award Valuation Date with respect to any Performance Units granted to such Participant had been December 31 of the first, second or third calendar year next following the year in which such Participant's Termination of Employment occurred (the selection of such first, second or third calendar year to be in the sole discretion of the Committee subject only to the last sentence of this Section 4.3) over (ii) the amount determined in accordance with said Section 4.1 as of December 31 of the calendar year in which such Termination of Employment actually occurred. Any such supplemental amount so payable shall be paid in a lump sum as promptly as practicable on or after December 31 of the calendar year so selected by the Committee or in one or more installments ending not later than five years after such December 31, as the Committee may in its discretion direct. In no event shall any payment under this Section 4.3 be made with respect to any calendar year after the year in which such former Participant reaches his normal retirement date under the Company's retirement plan.

  Section 4.4. (a) Prior to January 1 of any calendar year in which it is anticipated that an Award Valuation Date with respect to any Performance Units may occur, a Participant may elect, in accordance with procedures established by the Committee, to defer, as and to the extent hereinafter provided, the payment of the amount, if any, which shall be paid pursuant to Section 4.2.

  (b) All payments deferred pursuant to Section 4.4(a) shall be paid in one or more periodic installments, not in excess of ten, at such time or times after the applicable Award Valuation Date, but not later than ten years after such Award Valuation Date, as shall be specified in such Participant's election pursuant to Section 4.4(a).

  (c) In the case of payments deferred as provided in Section 4.4(a), the unpaid amounts shall, commencing with the applicable Award Valuation Date, accrue interest at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) OR BY ANOTHER MAJOR NATIONAL BANK HEADQUARTERED IN NEW YORK, NEW YORK AND DESIGNATED BY THE COMMITTEE [or at such other rate and in such manner as shall be determined from time to time by the Committee]. If subsequent to such Participant's election pursuant to Section 4.4(a) such Participant's Termination of Employment occurs for any reason other than death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, the Committee may, in its sole discretion, pay to such Participant in a lump sum the aggregate amount of any payments so deferred, notwithstanding such election.

  Section 4.5. Anything contained in the Plan to the contrary notwithstanding:

    (a) The Committee may, in its sole discretion, suspend, permanently or for a specified period of time or until further determination by the Committee, the making of any part or all of the credits which would otherwise have been made to the Performance Award Accounts of all the Participants or to such Accounts of one or more Participants as shall be designated by the Committee.

    (b) Each Performance Unit and all other amounts credited to a Participant's Performance Award Account in respect of such Performance Unit shall be forfeited in the event of the Discharge for Cause of such Participant prior to the end of the Performance Period applicable to such Performance Unit.

    (c) Each Performance Unit and all other amounts credited to a Participant's Performance Award Account in respect of such Performance Unit shall, unless and to the extent that the Committee shall in its absolute discretion otherwise determine by reason of special mitigating circumstances, be forfeited in the event that such Participant's Termination of Employment shall occur for any reason other than death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, at any time (except within two years after the date on which a Change in Control shall have occurred) prior to the end of the Performance Period applicable to such Performance Unit.

    (d) If any suspension is in effect pursuant to Section 4.5(a) on a date when a credit would otherwise have been made pursuant to Section 4.1, the amount which would have been credited but for such suspension shall be forfeited and no credits shall thereafter be made in lieu thereof. If the Committee shall so determine in its sole discretion, the amounts theretofore credited to any Performance Award Account or Accounts, OTHER THAN ANY PERFORMANCE AWARD ACCOUNT OF A COVERED OFFICER, shall accrue interest, during the suspension period, at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee.

                                   ARTICLE V

                              General Information

  Section 5.1. If Net Income, Annual Earnings Per Share or Net Loss Per Share for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Net Income, Annual Earnings Per Share or Net Loss Per Share, as the case may be, for such year (and subsequent years as appropriate), or any combination of them, and make credits, payments and reductions accordingly under the Plan; provided, however, the Committee shall not have the authority to make any such adjustments to payments with respect to the Performance Awards of, or credits to the Performance Award Accounts of, any Participant who is at such time a Covered Officer if the effect of any such action would be to increase the amount that would be credited to or paid from such Performance Award Accounts.

  Section 5.2. In addition to the adjustment specified in Section 3.4(d), the Committee shall for purposes of Articles III and IV make appropriate adjustments in the number of Performance Units which shall remain subject to Performance Awards and in the number of Performance Units which shall have been credited to Participants' accounts, in order to reflect any merger or consolidation to which the Company is a party or any stock dividend, split-up, combination or reclassification of the outstanding shares of Company Common Stock or any other relevant change in the capitalization of the Company.

  Section 5.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 5.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

  Section 5.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

  Section 5.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any Subsidiary, and the right of the Company or any such Subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company, is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

  Section 5.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or any Subsidiary shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

  Section 5.7. Nothing contained in the Plan shall prevent the Company or any Subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

                                   ARTICLE VI

                      Amendment or Termination of the Plan

  Section 6.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the amounts credited to the Performance Award Account of a Participant with respect to Performance Awards previously made to such Participant. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any amounts specified in
Article IV and not theretofore paid out, prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. NOTWITHSTANDING THE FOREGOING, ANY SUCH PAYMENT TO A COVERED OFFICER MUST BE DISCOUNTED TO REFLECT THE PRESENT VALUE OF SUCH PAYMENT USING THE RATE SPECIFIED IN SECTION 4.4(C). The Board may at any time and from time to time delegate to the Committee any or all of its authority under this
Article VI.

                                  ARTICLE VII

                                  Definitions

  Section 7.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

    (a) Annual Earnings Per Share: With respect to any year, the result obtained by dividing (i) Net Income for such year by (ii) the average number of issued and outstanding shares (excluding treasury shares and shares held by any subsidiaries) of Class A Common Stock, par value $.10 per share, of the Company and Class B Common Stock, par value $.10 per share, of the Company during such year as reviewed by the Company's independent auditors.

    (b) Award Valuation Date: (I) With respect to any Performance Units constituting a Performance Award granted after December 31, 1995, (i) December 31 of the year in which the third anniversary of the grant of such Performance Award to a Participant shall occur or, (ii) if earlier, December 31 of the year in which such Participant's Termination of Employment shall occur, if such Termination of Employment occurs (x) within two years after a Change in Control or (y) as a result of death, Disability, retirement under the Company's retirement plan or retirement with the consent of the Company outside the Company's retirement plan and
  (II) with respect to any Performance Units comprising all or a portion of any Transition Award, (i) December 31 of the applicable year corresponding to such Performance Unit, as set forth in Schedule A hereto in respect of any Covered Officer, and as determined by the Committee in respect of any other Participant, provided that in the case of any Participant such date shall not be later than December 31 of the year in which the third anniversary of the grant of such Performance Unit to such Participant shall occur or (ii) if earlier, December 31 of the year in which such Participant's Termination of Employment shall occur, if such Termination of Employment occurs (x) within two years after a Change in Control or (y) as a result of death, Disability, retirement under the Company's retirement plan or retirement with consent of the Company outside the Company's retirement plan.

    (c) Board of Directors: The Board of Directors of the Company.

    (d) Change in Control: A Change in Control shall be deemed to have occurred if either (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall, otherwise than as a result of the Distribution, beneficially own more than 20% of all classes and series of the Company's stock outstanding, taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Board of Directors of the Company at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a "Transaction"), so that (A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the Board of Directors of the corporation which shall thereafter be in control of the companies that were parties to or otherwise involved in such first Transaction, or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses
  (i) and (ii).

    (e) Committee: The Committee designated pursuant to Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

    (f) Company Common Stock: Class B Common Stock, par value $0.10 per share, of the Company and such other Company or subsidiary securities as may be designated from time to time by the Committee.

    (g) Covered Officer: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which payment from any Performance Award Account of such individual will be made.

    (h) Disability: In the case of any Participant, disability which after the expiration of more than 26 weeks after its commencement is determined to be total and permanent by a physician selected by the Company and acceptable to such Participant or his legal representatives.

    (i) Discharge for Cause: Involuntary Termination of Employment as a result of dishonesty or similar serious misconduct directly related to the performance of duties for any and all of the Related Entities.

    (j) Distribution: The distribution by FTX to its common stockholders of all of the Company Common Stock then owned by it.

    (k) Eligible Individual: Any holder of a performance award under the 1992 Long-Term Performance Incentive Plan of FTX on the date of the Distribution.

    (l) Net Income: With respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated subsidiaries for such year as reviewed by the Company's independent auditors and released by the Company to the public; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated subsidiaries for such year as reviewed by the Company's independent auditors and released by the Company to the public; plus (or minus) (iii) the effect of changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the minority interests' share in such changes in accounting principles as reviewed by the Company's independent auditors and released by the Company to the public.

    (m) Net Loss Carryforward: With respect to any Performance Units, (i) an amount equal to the Net Loss Per Share for any year in the applicable Performance Period times the number of such Performance Units then outstanding, reduced by (ii) any portion thereof which has been applied in any prior year as provided in Section 4.1.

    (n) Net Loss Per Share: The amount obtained when the calculation of Annual Earnings Per Share results in a number that is less than zero.

    (o) Participant: An individual who has been selected by the Committee to receive a Performance Award and in respect of whose Performance Award Account any amounts remain payable.

    (p) Performance Award: The grant of Performance Units by the Committee to a Participant pursuant to Section 3.1 or 3.4.

    (q) Performance Award Account: An account established for a Participant pursuant to Section 3.2.

    (r) Performance Period: With respect to any Performance Unit, the period beginning on January 1 of the year in which such Performance Unit was granted and ending on the Award Valuation Date for such Performance Unit provided that, with respect to Performance Units constituting Transition Awards, the Performance Period shall begin on the effective date of the Distribution.

    (s) Performance Unit: A unit covered by Performance Awards granted or subject to grant pursuant to Article III.

    (t) Related Entities: The Company, any subsidiary of the Company, Freeport-McMoRan Inc., any subsidiary of Freeport-McMoRan Inc., McMoRan Oil & Gas Co., any subsidiary of McMoRan Oil and Gas Co., and any law firm rendering services to any of the foregoing entities provided such law firm consists of at least two or more members or associates who are or were officers of the Company or any subsidiary of the Company.

    (u) Subsidiary: (I) Any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity AND
  (II) ANY OTHER ENTITY IN WHICH THE COMPANY HAS A DIRECT OR INDIRECT ECONOMIC INTEREST THAT IS DESIGNATED AS A SUBSIDIARY BY THE COMMITTEE.

    (v) Termination of Employment: The cessation of the rendering of services, whether or not as an employee, to any and all of the Related Entities.

    (w) Transition Award: A Performance Award granted to an Eligible Individual during 1995 by way of adjustment to such individual's FTX 1992 Long-Term Performance Incentive Plan performance award in connection with the Distribution.

                                                                      SCHEDULE A

                               TRANSITION AWARDS

                       SCHEDULE OF AWARD VALUATION DATES
               FOR TRANSITION AWARD PERFORMANCE UNITS GRANTED TO
                   COVERED OFFICERS DURING CALENDAR YEAR 1995

                                       NUMBER OF             AWARD
        COVERED OFFICER           PERFORMANCE UNITS*    VALUATION DATE
        ---------------          --------------------- -----------------
Chief Executive Officer          100,000 (1998 series) December 31, 1998
                                 100,000 (1997 series) December 31, 1997
                                 100,000 (1996 series) December 31, 1996
                                 100,000 (1995 series) December 31, 1995
Chief Operating Officer           40,000 (1998 series) December 31, 1998
                                  40,000 (1997 series) December 31, 1997
                                  40,000 (1996 series) December 31, 1996
                                  40,000 (1995 series) December 31, 1995
Vice Chairman of the Board        75,000 (1998 series) December 31, 1998
                                  75,000 (1997 series) December 31, 1997
                                  40,000 (1996 series) December 31, 1996
                                  40,000 (1995 series) December 31, 1995
Each Additional Covered Officer   40,000 (1998 series) December 31, 1998
                                  40,000 (1997 series) December 31, 1997
                                  20,000 (1996 series) December 31, 1996
                                  20,000 (1995 series) December 31, 1995

---------
* To be adjusted in accordance with Section 3.4(d).

[LOGO OF RECYCLED PAPER APPEARS HERE]

                      FREEPORT-MCMORAN COPPER & GOLD INC.
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                          STOCKHOLDERS, APRIL 30, 1996

  The undersigned hereby appoints James R. Moffett, Rene L. Latiolais, and Richard C. Adkerson as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Copper & Gold Inc. at the Annual Meeting of Stockholders to be held on Tuesday, April 30, 1996, at 9:00 a.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.
                                DATED ___________________________________, 1996

                                _______________________________________________

                                _______________________________________________
                                                  (SIGNATURE)

                                IF YOU WISH TO VOTE ON ALL MATTERS AS THE
                                BOARD OF DIRECTORS RECOMMENDS, PLEASE SIGN,
                                DATE AND RETURN THIS CARD. IF YOU WISH TO VOTE ON ITEMS INDIVIDUALLY, PLEASE ALSO MARK THE APPROPRIATE BOXES ON THE BACK OF THIS CARD.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE



The Board of Directors recommends a        Nominees for directors of Freeport-
  vote FOR:                                McMoRan Copper & Gold Inc.
                                           R. Leigh Clifford
                                           Bobby E. Cooper
                                           J. Taylor Wharton

1. Election of the nominees for directors.

   [_] FOR[_] WITHHELD
   [_] FOR, EXCEPT
       WITHHELD FROM:

 ------------------------------------
2. Ratification of appointment of Arthur Andersen LLP as independent auditors.
   [_] FOR[_] AGAINST[_] ABSTAIN
3. Approval of proposal to amend the Annual Incentive Plan.
   [_] FOR[_] AGAINST[_] ABSTAIN
4. Approval of proposal to amend the 1995 Long-Term Performance Incentive Plan.
   [_] FOR[_] AGAINST[_] ABSTAIN
--------------------------------------------------------------------------------
You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. IF YOUR VOTES ARE NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

                       PLEASE SIGN AND DATE ON OTHER SIDE

                      FREEPORT-MCMORAN COPPER & GOLD INC.
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                          STOCKHOLDERS, APRIL 30, 1996

  The undersigned hereby appoints James R. Moffett, Rene L. Latiolais, and Richard C. Adkerson as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Copper & Gold Inc. at the Annual Meeting of Stockholders to be held on Tuesday, April 30, 1996, at 9:00 a.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.
                                DATED ___________________________________, 1996

                                _______________________________________________

                                _______________________________________________
                                                  (SIGNATURE)

                                IF YOU WISH TO VOTE ON ALL MATTERS AS THE
                                BOARD OF DIRECTORS RECOMMENDS, PLEASE SIGN,
                                DATE AND RETURN THIS CARD. IF YOU WISH TO VOTE ON ITEMS INDIVIDUALLY, PLEASE ALSO MARK THE APPROPRIATE BOXES ON THE BACK OF THIS CARD.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE




The Board of Directors recommends a      Nominees for directors of Freeport-
   vote FOR:                             McMoRan Copper & Gold Inc.
                                         Robert W. Bruce III
                                         Robert A. Day
                                         Bobby Lee Lackey
                                         Gabrielle K. McDonald
                                         George A. Mealey

1. Election of the nominees for directors.

   [_] FOR[_] WITHHELD
   [_] FOR, EXCEPT
       WITHHELD FROM:

  ------------------------------------
2. Ratification of appointment of Arthur Andersen LLP as independent auditors.
   [_] FOR[_] AGAINST[_] ABSTAIN
3. Approval of proposal to amend the Annual Incentive Plan.
   [_] FOR[_] AGAINST[_] ABSTAIN
4. Approval of proposal to amend the 1995 Long-Term Performance Incentive Plan.
   [_] FOR[_] AGAINST[_] ABSTAIN
--------------------------------------------------------------------------------
You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. IF YOUR VOTES ARE NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

                       PLEASE SIGN AND DATE ON OTHER SIDE

 DEPOSITARY RECEIPTS EVIDENCING DEPOSITARY SHARES REPRESENTING PREFERRED SHARES
                                       OF
                      FREEPORT-MCMORAN COPPER & GOLD INC.
     VOTING INSTRUCTIONS FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 30, 1996

  The undersigned hereby instructs Chemical Mellon Shareholder Services, L.L.C., as Depositary under the Deposit Agreement pertaining to Depositary Shares (the "Depositary Shares") representing shares of certain preferred stock (the "Stock") of Freeport-McMoRan Copper & Gold Inc. (the "Company"), to vote the shares of Stock represented by Depositary Shares evidenced by Depositary Receipts issued by the Depositary in the name of the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, April 30, 1996, at 9:00 a.m., and at any adjournment thereof, on all matters coming before the meeting with respect to which the owners of shares of Stock are entitled to vote. THE DEPOSITARY WILL (1) VOTE AS YOU SPECIFY ON THE BACK OF THIS CARD OR (2) ABSTAIN FROM VOTING WHERE YOU DO NOT SPECIFY YOUR VOTE ON THE MATTER LISTED ON THE BACK OF THIS CARD.

                                            DATED _______________________, 1996

                                            ___________________________________

                                            ___________________________________
                                                        (SIGNATURE)


 PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE



The Board of Directors recommends a       Nominees for directors of Freeport-
   vote FOR:                              McMoRan Copper & Gold Inc.
                                          R. Leigh Clifford
                                          Bobby E. Cooper
                                          J. Taylor Wharton

Election of the nominees for directors.

[_] FOR[_] WITHHELD

[_] FOR, EXCEPT
    WITHHELD FROM:

--------------------------------------------------------------------------------
You may specify your vote by marking the appropriate box above. IF YOUR VOTE IS NOT SPECIFIED, YOUR SHARES WILL BE COUNTED AS HAVING ABSTAINED FROM VOTING.

                       PLEASE SIGN AND DATE ON OTHER SIDE